                                                                    EXHIBIT 10.6


                                LOAN AGREEMENT

                                     among

                          NVR MORTGAGE FINANCE, INC.
                            a Virginia corporation,

                        U.S. BANK NATIONAL ASSOCIATION,
                                   as Agent,

                                      and

                           The Lenders Party Hereto


                               September 7, 1999
                               -----------


                            Initially $225,000,000

             ($200,000,000 Committed and $25,000,000 Uncommitted)

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
SECTION 1. DEFINITIONS AND REFERENCES                                  1
     1.1   Definitions                                                 1
     1.2   Time References                                            26
     1.3   Other References                                           26

SECTION 2. AMOUNT AND TERMS OF CREDITS                                26
     2.1   Commitment                                                 26
     2.2   Notes                                                      31
     2.3   Notice and  Manner of Obtaining Borrowings                 31
     2.4   Fees                                                       35
     2.5   Mandatory Repayments                                       35
     2.6   Business Days                                              35
     2.7   Payment Procedure                                          35
     2.8   Payments Not in Full                                       37
     2.9   Sharing of Payments, Etc                                   37
     2.10  Requirements of Law                                        37
     2.11  Interest                                                   41
     2.12                                                             42

SECTION 3. COLLATERAL                                                 43
     3.1   Collateral                                                 43
     3.2   Delivery of Collateral                                     43
     3.3   Power of Attorney                                          43
     3.4   Disposition of Collateral                                  44
     3.5   Concerning the Collateral Account and the Good Funds Wire
           Clearing Account                                           45
     3.6   Borrower Appointed Agent                                   45

SECTION 4. CONDITIONS PRECEDENT                                       45
     4.1   Initial Borrowing                                          45
     4.2   All Borrowings                                             46

SECTION 5. BORROWER REPRESENTATIONS AND WARRANTIES                    47
     5.1   Organization and Good Standing                             47
     5.2   Authorization and Power                                    47
     5.3   No Conflicts or Consents                                   47
     5.4   Enforceable Obligations                                    48
     5.5   Priority of Liens                                          48
     5.6   No Liens                                                   48
     5.7   Financial Condition                                        48
     5.8   Full Disclosure                                            49
     5.9   No Default                                                 49
     5.10  No Litigation                                              49

     5.11  Taxes                                                           49
     5.12  Principal Office, etc                                           49
     5.13  Compliance with ERISA                                           49
     5.14  Ownership                                                       51
     5.15  Subsidiaries                                                    51
     5.16  Indebtedness                                                    51
     5.17  Permits, Patents, Trademarks, etc.                              51
     5.18  Status Under Certain Federal Statutes                           51
     5.19  Securities Acts and Securities Credit Transaction Regulations   52
     5.20  Pollution Control                                               52
     5.21  No Approvals Required                                           52
     5.22  Material Agreements with Affiliates                             52
     5.23  Taxpayer Identification                                         52
     5.24  Not an Insider                                                  52
     5.25  Survival of Representations                                     52
     5.26  Year 2000 Compliance                                            53

SECTION 6. AFFIRMATIVE COVENANTS                                           53
     6.1   Financial Statements and Reports                                53
     6.2   Taxes and Other Liens                                           54
     6.3   Maintenance                                                     55
     6.4   Further Assurances                                              55
     6.5   Reimbursement of Expenses                                       55
     6.6   Insurance                                                       56
     6.7   Accounts and Records; Servicing Records                         56
     6.8   Appraisals                                                      56
     6.9   Right of Inspection                                             57
     6.10  Notice of Certain Events                                        57
     6.11  Performance of Certain Obligations                              57
     6.12  Use of Proceeds; Margin Stock                                   57
     6.13  Notice of Default                                               58
     6.14  Compliance with Loan Documents                                  58
     6.15  Compliance with Material Agreements                             58
     6.16  Operations and Properties                                       58
     6.17  ERISA and Plans                                                 58
     6.18  Environmental Matters                                           59
     6.19  Take-Out Commitments; Coverage                                  59
     6.20  Failure to Close a Wet Mortgage Loan                            60
     6.21  Year 2000 Compliance                                            60

SECTION 7. NEGATIVE COVENANTS                                              60
     7.1   No Merger                                                       60
     7.2   Limitation on Indebtedness                                      60
     7.3   Fiscal Year, Method of Accounting                               61
     7.4   Business                                                        61
     7.5   Liquidations, Consolidations and Dispositions of Substantial
           Assets                                                          61

     7.6    Loans, Advances and Investments                                61
     7.7    Use of Proceeds                                                62
     7.8    Actions with Respect to Collateral                             62
     7.9    Adjusted Tangible Net Worth                                    62
     7.10   Liabilities to Adjusted Tangible Net Worth Ratios              62
     7.11   Restrictions on Dividends, Returns of Capital and Servicing
            Proceeds Distributions                                         63
     7.12   Transactions with Affiliates                                   63
     7.13   Liens                                                          63
     7.14   Compliance with ERISA                                          63
     7.15   Change of Principal Office                                     64
     7.16   Tax Payments                                                   64
     7.17   Tax Allocation Agreement                                       64
     7.18   Permitted Subordinated Indebtedness                            64

SECTION 8. EVENTS OF DEFAULT                                               64
     8.1    Nature of Event                                                64
     8.2    Default Remedies                                               67

SECTION 9. AGENT                                                           67
     9.1    Authorization and Action                                       67
     9.2    Agent's Reliance, Etc                                          68
     9.3    Agent and Affiliates                                           68
     9.4    Lender Credit Decision                                         68
     9.5    Indemnification                                                69
     9.6    Successor Agent                                                69
     9.7    Right of Inspection                                            70
     9.8    Reports                                                        70

SECTION 10. INDEMNIFICATION OF LENDERS                                     70
     10.1   Indemnification                                                70
     10.2   Limitation of Liability                                        71

SECTION 11. MISCELLANEOUS                                                  71
     11.1   Notices                                                        71
     11.2   Amendments, Etc                                                72
     11.3   Invalidity                                                     74
     11.4   Survival of Agreements                                         74
     11.5   Renewal, Extension or Rearrangement                            74
     11.6   Waivers                                                        74
     11.7   Cumulative Rights                                              74
     11.8   Construction                                                   74
     11.9   Interest                                                       75
     11.10  Right of Offset                                                76
     11.11  Assignments, Additional Lenders, etc                           76
     11.12  Lender Covenants, Representations and Warranties               77

     11.13  Consent to Jurisdiction                         77
     11.14  Exhibits                                        78
     11.15  Titles of Articles and Sections                 78
     11.16  Counterparts                                    78
     11.17  Rights of Individual Lenders to Take Action     78
     11.18  Entire Agreement                                78
     11.19  Agreement Regarding Effective Date              79

                            SCHEDULES AND EXHIBITS
                            ----------------------

Schedule 1.1(a)  Addresses of Lenders and Amount of Commitments
Schedule 1.1(b)  Investors
Schedule 1.1(c)  Determination of Weighted Average Take-Out Price
Schedule 1.1(d)  Lot Loan Program Description
Schedule 4.1     Other Conditions of Lenders
Schedule 5.10    Litigation
Schedule 5.22    Material Agreements with Affiliates
Exhibit A-1      Form of Committed Warehouse Promissory Note
Exhibit A-2      Form of Uncommitted Warehouse Promissory Note
Exhibit A-3      Form of Swing Promissory Note
Exhibit B        Form of Confirmation of Borrowing, Paydown or Conversion
                         ---------------            ---------------------
Exhibit C        Form of Borrowing Notice
Exhibit D        [Reserved]
Exhibit E-1      Form of Pool Shipping Instruction
Exhibit E-2      Form of Pool Transmittal Letter
Exhibit F        [Reserved]
Exhibit G        Form of Borrowing Base Report
Exhibit H        Form of Take-Out Report
Exhibit I        Form of NVR Mortgage Finance, Inc. Officer's Certificate
Exhibit J        Form of  Lender Addition Agreement
                          ------
Exhibit K        Form of Security Agreement
Exhibit L        Form of Tax Allocation Agreement
Exhibit M        Form of Subordinated Demand Revolving Credit Note
Exhibit N        Form of Payoff Schedule

                                LOAN AGREEMENT
                                --------------


THIS AGREEMENT ("this Agreement") is made and entered into as of September 7, 1999, between NVR MORTGAGE FINANCE, INC., a Virginia corporation (the "Borrower"), the several Persons listed on the signature pages to this Agreement as Lenders, whether as original signatories or pursuant to Section 11.11(c) hereto (collectively, the "Lenders" and each individually a "Lender"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Agent"), as agent for Lenders hereunder.

A. Borrower, Chase Bank of Texas, National Association as agent and certain Lenders (including U.S. Bank National Association) are parties to that certain Loan Agreement dated as of July 10, 1998 (as modified and amended, the "Existing Loan Agreement").

B. Borrower, Agent, and Lenders wish to replace the Existing Loan Agreement in its entirety.

Accordingly, for adequate and sufficient consideration, Borrower, Lenders, and Agent entirely replace the Existing Loan Agreement as follows:

SECTION 1. DEFINITIONS AND REFERENCES. Unless stated otherwise, the following
---------  --------------------------
provisions apply to each Loan Document and annexes, exhibits, and schedules to them and certificates, reports, and other writings delivered under them.

1.1  Definitions.
     -----------

          Additional Lender means any Person party to this Agreement as a Lender which was not a Lender on the Agreement Date.

          Adjusted Cash Flow of Borrower for the twelve-month period ending on the date of determination means the amount equal to (a) the Cash Flow of Borrower for such period plus (b) the amount of any non-cash additions included in the Net Income of Borrower for such period which were subtracted from such Net Income in determining the Cash Flow of Borrower for such Period plus (c) 1% of the amount, if any, by which the aggregate outstanding principal balance of the Mortgage Loans included in the Servicing Portfolio of Borrower as of the last day of such period exceeds the aggregate outstanding principal balance of the Mortgage Loans included in the Servicing Portfolio of Borrower as of the last day of the twelve-month period ending on the date one year prior to such date of determination.

          Adjusted Tangible Net Worth of Borrower means, as of any date of determination, the sum of (a) the Tangible Net Worth of Borrower determined as of such date in accordance with GAAP and (b) the outstanding principal amount of Permitted Subordinated Indebtedness on such date.

          Advance means a Warehouse Advance, an L/C Advance, or a Swing Advance.

          Affiliate of any Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession or ownership, directly or indirectly, of the power either to (i) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (ii) vote 10% or more of the securities having ordinary power for the election of directors of such Person.

          Agency means FNMA, FHLMC or GNMA.

          Agency Commitment means a binding and enforceable agreement on the part of (a) FNMA or FHLMC to issue Mortgage-Backed Securities in exchange for Mortgage Loans or (b) GNMA to guarantee Mortgage-Backed Securities to be issued by Borrower. Agency Commitment includes the FNMA Guide, the FHLMC Guide or the GNMA Guide, as applicable, pursuant to which such Agency Commitment was issued.

          Agency Custodian means U.S. Bank Trust National Association in its capacity as document custodian on behalf of an Agency.

          Agency Servicing Agreements means Servicing Agreements between Borrower and FNMA, FHLMC, or GNMA pursuant to which Borrower undertakes to service Mortgage Loans or pools of Mortgage Loans owned, insured or guaranteed by FNMA, FHLMC or GNMA.

          Agency Servicing Rights means all of Borrower's right, title and interest in and under the Agency Servicing Agreements, including, without limitation, the rights of Borrower to income and reimbursement thereunder.

          Agent means, at any time, U.S. Bank National Association, or its successor appointed under Section 9, acting as agent for Lenders under the Loan Documents. References to Agent in respect of Swing Advances mean that institution in its individual capacity. Agent is the representative of Lenders within the meaning of (S)9.105(a)(13) of the UCC for purposes of the Loan Documents and the UCC.

          Agent Fee Letter means that certain letter from Agent to Borrower dated as of the date of this Agreement, as agreed to by Borrower and amended, modified, or supplemented from time to time.

          Agreement Date means the date set forth as such on the counterpart signature page of Agent for this Loan Agreement.

          Agreement to Pledge has the meaning specified in the Security
     Agreement.

          Appraisal means a written statement as to the market value of the property in which a Lien is granted pursuant to a mortgage to secure a mortgage loan.

          Appraisal Laws and Regulations means laws set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the Federal Deposit Insurance Corporation Improvement Act of 1991 and regulations promulgated by the OCC or any other Governmental Authority in connection therewith regarding Appraisals with respect to loans made by Persons regulated by the OCC.

          Bailee Letter has the meaning specified in the Security Agreement.

          Balance Funded Rate Agreement has the meaning specified in Section 2.11(f).

          Balance Funded Rate Segment means that portion of a Tranche which bears interest at the applicable rate set forth in Section 2.11(b).

          Borrower has the meaning specified in the preamble of this Agreement.

          Borrowing means a borrowing consisting of (a) Advances (other than a Swing Advance) by Lenders in connection with a Borrowing Request, (b) a Swing Advance by Agent in connection with a Borrowing Request, or (c) an L/C Advance.

          Borrowing Base as of any time of determination means the sum of:

          (a) the aggregate Collateral Value of all Eligible Gestation Mortgage Loans;

          (b) the aggregate Collateral Value of all Eligible Mortgage Loans; and

          (c) the aggregate Collateral Value of all Eligible Mortgage-Backed Securities;

     provided, that for purposes of determining the Borrowing Base, the maximum Collateral Value at any time attributable to

               (i) Mortgage Loans the Mortgage Note and/or other Principal Mortgage Document for which has been delivered to Borrower for correction under a Trust Receipt pursuant to the Security Agreement shall be $5,000,000,

               (ii)  Second Lien Loans shall be 5% of the then Total
          Commitment,

               (iii) Construction Loans and Lot Loans, in the aggregate, shall be 5% of the then Total Commitment,

               (iv) Jumbo Loans (without regard to Face Amount) shall be 20% of the then Total Commitment,

               (v) Super Jumbo Loans (without regard to Face Amount) shall be 25% of the then Total Commitment available for Jumbo Loans pursuant to clause (iv) above,

               (vi) Wet Mortgage Loans shall be (A) during the period commencing on the third to last Business Day of any calender month and continuing through and including the fourth Business Day of the following calendar month, 50% of the then Total Commitment, and (B) at any other time, 30% of the then Total Commitment, and

               (viii) Investment Mortgage Loans shall be 5% of the then Total Commitment, $1,000,000 of which may be used to finance REO.

          Borrowing Base Report means a report substantially in the form of Exhibit G.

          Borrowing Date means the date on which the Advance or Advances in respect of a Borrowing are to be made, as identified by Borrower in the relevant Borrowing Request and by Agent in the relevant Borrowing Notice.

Borrowing Notice means a notice, substantially in the form of Exhibit C or such other form as to which Agent and Lenders may agree.

Borrowing Request means a telephonic request by Borrower to Agent for a Borrowing pursuant to Section 2, promptly confirmed by delivery by Borrower to Agent of a duly completed and executed Confirmation. Each Borrowing Request shall include the information called for with respect to a Borrowing by the form of Confirmation.

          Business Day means any day other than Saturdays, Sundays and other days on which commercial banks are authorized or required by law to close in the State of Minnesota.

          Cash Equivalents means Eligible Deposits, Eligible Commercial Paper, and U.S. Government Securities.

          Cash Flow of Borrower for the twelve-month period ending on the date of determination means the amount equal to the Net Income of Borrower for such period plus all non-cash charges against income (such as deferred taxes, depreciation and amortization of goodwill and acquisition of servicing rights) and minus all non-cash additions to income included in the Net Income of Borrower for such period.

          Category refers to the category of Collateral Value which is deemed to support a Tranche for interest rate pricing purposes under this Agreement. The Categories of Tranches available with respect to the Notes under this Agreement are Construction/Lot

     Loan Tranches, Gestation Loan Tranches and Regular Tranches.
     -----------------------------------------------------------

          Code means the Internal Revenue Code of 1986, as amended from time to time.

          Collateral has meaning specified in the Security Agreement.

Collateral Account means account number 104756234357 of Borrower with Agent, which shall be under the sole dominion and control of Agent and to which Borrower shall have no access.

     Collateral Value means:

          (a) with respect to a pool of Eligible Gestation Mortgage Loans, an amount equal to 99% of the Take-Out Price for such pool of Eligible Gestation Mortgage Loans; provided, that to the extent that the aggregate Collateral Value for all pools of Eligible Gestation Mortgage Loans is greater than 33% of the then Total Commitment, such pools of Eligible Gestation Mortgage Loans in excess of 33% of the then Total Commitment shall be attributed Collateral Value as if they consisted of Eligible Mortgage Loans rather than Eligible Gestation Mortgage Loans;

          (b) with respect to an Eligible Mortgage Loan ( other than Investment Mortgage Loans, REO, Lot Loans, and Construction Loans), an amount equal to 98% of the least of (i) the Cost of such Eligible Mortgage Loan, (ii) the Weighted Average Take-Out Price of such Eligible Mortgage Loan, (iii) the Face Amount of such Eligible Mortgage Loan, and (iv) if Agent or the Required Lenders shall so require, the Market Value of such Eligible Mortgage Loan;

          (c) with respect to an Investment Mortgage Loan, an amount equal to 80% of the unpaid principal balance of such Investment Mortgage Loan, unless such Mortgage Loan has become REO, in which case, an amount equal to 75% of the lesser of the unpaid principal balance of such Investment Mortgage Loan or the Appraisal of such REO;

          (d) with respect to a Construction Loan, an amount equal to 90% of the Face Amount of such Construction Loan, to the extent that such amount does not exceed (i) 80% of the contract price of the subject property or
     (ii) 90% of hard cost;

          (e) with respect to a Lot Loan, 100% of the sales price of the related lot less the down payment attributed to such sales price; and

          (f) with respect to an Eligible Mortgage-Backed Security, an amount equal to 99% of the Take-Out Price for such Eligible Mortgage-Backed Security.

     Any item of Collateral which ceases to be or is not an Eligible Gestation Mortgage Loan, Eligible Mortgage Loan or an Eligible Mortgage-Backed Security shall have a Collateral Value of zero.

          Commitment as to a Lender means the obligation of such Lender to make Advances to Borrower pursuant to Section 2.1.

          Commitment Amount as to a Lender means the amount set forth on
     Schedule 1.1(a) as such Lender's Commitment Amount.

          Commitment Percentage means the proportion to which any Lender's Commitment Amount bears to the Total Commitment.

          Committed Warehouse Promissory Notes means the promissory notes delivered by Borrower to Lenders pursuant to Section 2.2 each in the form attached hereto as Exhibit A-1 and all renewals, extensions, modifications and rearrangements thereof.

          Confirmation means a Confirmation of Borrowing, Paydown or Conversion in the form attached hereto as Exhibit B.

          Conforming Loan means a loan, including conventional, FHA Loans and VA Loans, which complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect.

          Construction Loan means a Mortgage Loan that is otherwise an Eligible Mortgage Loan but (i) which may be partially funded if fewer than four Advances have been made with respect to the promissory note for the subject property and (ii) for which Borrower has delivered Construction Loan Documents.

          Construction Loan Documents means, in addition to Principal Mortgage Documents and Other Mortgage Documents, (i) a copy of an Appraisal on the subject property, (ii) a copy of the contract for sale on the subject property, and (iii) a copy of the builder's draw request/non-start of construction affidavit.

          Construction/Lot Loan Tranche means, with respect to any Note at any time, that portion of the then outstanding principal balance of such Note which is deemed to be supported by the Collateral Value of Construction Loans and Lot Loans included in the Collateral held by Agent at that time, as specified from time to time by Borrower in the Borrowing Requests and Conversion Requests received by Agent from Borrower, provided, that (a) the aggregate principal amount of all Construction/Lot Loan Tranches outstanding under the Notes of all Lenders at any time shall not exceed the aggregate Collateral Value of Construction Loans and Lot Loans included in the Collateral held by Agent at such time, and (b) the aggregate principal amount of all Construction/Lot Loan Tranches outstanding under any Lender's Notes at any time shall not exceed the product of the aggregate Collateral Value of Construction Loans and Lot Loans included in the Collateral held by Agent at such time multiplied by a fraction the numerator of which is the aggregate principal balance outstanding under such Lender's Notes at such time and the denominator of which is the aggregate principal balance outstanding under all Lenders' Notes at such time.

          Conversion Request means a telephonic request by Borrower to Agent for a conversion of Tranches and/or Borrowings pursuant to Section 2.12, promptly confirmed by delivery by Borrower to Agent of a duly completed and executed Confirmation. Each Borrowing Request shall include the information called for with respect to a conversion by the form of Confirmation.

          Cost with respect to any Mortgage Loan means, as applicable, the actual out-of-pocket cost to Borrower of such Mortgage Loan, if purchased, or, if such Mortgage Loan was originated by Borrower, the original principal amount of such Mortgage Loan minus any discount points paid to Borrower in respect of such Mortgage Loan.

          Custodial Fee Letter means that certain letter from Agent to Borrower dated as of the date of this Agreement, as agreed to by Borrower and amended, modified, or supplemented from time to time.

          Debtor Laws means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, fraudulent conveyance or similar laws from time to time in effect affecting the rights of creditors generally.

          Default means any condition or event which, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

          Delinquent with respect to any Mortgage Loan means that any payment in respect of such Mortgage Loan is more than 30 days past due.

          Deposit Holding Lenders means Lenders which both (a) hold deposits in accounts in the name of Borrower and (b) have entered into a Balance Funded Rate Agreement with Borrower.

          Dividends means: (a) Cash distributions or any other distributions on, or in respect of, any class of equity security of Borrower, except for
     (i) distributions made solely in shares of securities of the same class and
     (ii) Permitted Returns of Capital and Permitted Servicing Proceeds Distributions; and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of (i) such securities or (ii) any option, warrant, or other right to purchase any of such securities.

          Dollars means lawful money of the United States of America.

          Eligible Commercial Paper means commercial paper and other short-term money market instruments which are rated at least A-1 or the equivalent thereof by Standard & Poors and P-1 or the equivalent thereof by Moody's.

          Eligible Deposits means time deposits and certificates of deposit of any Lender or of any domestic commercial bank or savings bank having capital and surplus in excess of $200,000,000, in all such cases which has a short-term certificate of deposit rating of at least A-1 or the equivalent thereof by Standard & Poors and a short-term bank deposit rating of least P-1 or the equivalent thereof by Moody's, or (ii) a rating of C or better from Thompson Bank Watch, Inc. or 75 or better from I.D.C. Financial Publishing, as applicable.

          Eligible Gestation Mortgage Loan means a Mortgage Loan: (a) in which Agent has a perfected first-priority security interest for the benefit of Lenders to secure the Obligations; (b) which (i) has been allocated to an Agency Commitment; (ii) is part of a pool which the Agency Custodian has certified (or initially certified) to the Agency obligated under such Agency Commitment; and (iii) together with the other Mortgage Loans which have been allocated to such Agency Commitment, satisfies all requirements for delivery under such Agency Commitment; (c) with respect to which the Mortgage-Backed Security to be issued or guaranteed pursuant to such Agency Commitment will, upon the issuance thereof, constitute an Eligible Mortgage-Backed Security; and (d) to which Borrower has allocated Gestation Loan status in accordance with Section 3.4(b)

          Eligible Mortgage-Backed Security means a Mortgage-Backed Security:
     (a) in which Agent has a perfected first-priority security interest for the benefit of Lenders to secure the Obligations; (b) which (i) evidences an undivided interest in a pool of Mortgage Loans which constituted Eligible Gestation Mortgage Loans or Eligible Mortgage Loans immediately prior to the issuance of such Mortgage-Backed Security; (ii) has been allocated to a Take-Out Commitment; (iii) satisfies all requirements for delivery under such Take-Out Commitment and (iv) has not been owned by Borrower for more than five (5) Business Days; and (c) with respect to which the Investor under the Take-Out Commitment to which such Mortgage-Backed Security has been allocated is not in default or in breach of its obligations under such Take-Out Commitment.

          Eligible Mortgage Loan means a Mortgage Loan (other than an Eligible Gestation Mortgage Loan):

          (a) in which Agent has been granted and continues to hold a perfected first-priority security interest for the benefit of Lenders;

          (b) which has been fully funded except in the case of Construction Loans;

          (c) which is "covered" (within the meaning given to such term in Section 6.19) by a Take-Out Commitment, except in the case of Investment Mortgage Loans, Lot Loans, and Construction Loans;

          (d) which, in the case of an Eligible Mortgage Loan other than a Construction Loan, an Investment Loan or a Lot Loan, has not been included as an Eligible Mortgage

     Loan in the Collateral held by Agent for more than 120 days;

            (e) which, in the case of a Construction Loan, has not been included in the Collateral held by Agent (i) for more than 270 days as a Construction Loan or (ii) more than 360 days as an Eligible Mortgage Loan;

            (f) which, in the case of an Investment Loan, has not been included as an Eligible Mortgage Loan in the Collateral held by Agent for more than 364 days;

            (g) which, in the case of a Lot Loan, has not been included as an Eligible Mortgage Loan in the Collateral held by Agent for more than 270 days;

            (h) which has not previously been sold to an Investor and repurchased by Borrower ;

            (i) which, except in the case of an Investment Mortgage Loan, is not Delinquent or, to Borrower's knowledge, otherwise in default;

            (j) which, in the case of a Lot Loan, has not been without a construction contract on the lot at any time for more than 5 days;

            (k) with respect to which no more than 180 days have elapsed since the original funding of such Mortgage Loan to the Mortgagor;

            (l) with respect to which there is an Appraisal which complies with all applicable Appraisal Laws and Regulations ;

            (m) with respect to which Agent has received the Principal Mortgage Documents and, if applicable, the Construction Loan Documents or Lot Loan Documents, as the case may be;

            (n) with respect to which, if any Mortgage Note has been delivered to an Investor under a Bailee Letter pursuant to the Security Agreement, no more than 45 days have elapsed since the delivery of such Mortgage
     Document without the Agent having received from such Investor either (i) the Warehouse Purchase Price specified in such Bailee Letter or (ii) such Mortgage Note and any related Mortgage Documents delivered to such Investor therewith;

            (o) with respect to which, if Agent shall have delivered a Mortgage Note and/or any other Mortgage Document to Borrower for correction under a Trust Receipt pursuant to the Security Agreement, no more than 21 days have elapsed since the delivery of such Mortgage Note and/or other Mortgage Document without such Mortgage Note and/or other Mortgage Document having been returned to Agent; and

            (p) with respect to a Wet Mortgage Loan, no more than 7 Business Days have elapsed since the date on which such Wet Mortgage Loan was funded.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          Event of Default has the meaning specified in Section 8.1.

          Existing Loan Agreement has the meaning specified in the preamble.

          Face Amount means: (a) in the case of a Mortgage Loan, the stated principal amount of the Mortgage Note which evidences such Mortgage Loan, without giving effect to any payments thereon; and (b) in the case of a Mortgage-Backed Security, the par value of such Mortgage-Backed Security.

          FHA means the Federal Housing Administration, or any successor thereto.

          FHA Loan means a loan, payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

          FHLMC means the Federal Home Loan Mortgage Corporation, or any successor thereto.

          FHLMC Guide means the FHLMC Sellers' & Servicers' Guide as amended, modified, or supplemented from time to time.

          FHLMC Securities means participation certificates representing undivided interests in mortgage loans purchased by FHLMC pursuant to the Emergency Home Finance Act of 1970, as amended.

          FNMA means the Federal National Mortgage Association, or any successor thereto.

          FNMA Guide means the FNMA Selling Guide and the FNMA Servicing Guide as amended, modified or supplemented from time to time.

          FNMA Securities means modified pass-through mortgage-backed certificates guaranteed by FNMA pursuant to the National Housing Act, as amended

          GAAP means generally accepted accounting principles in effect in the United States on the Agreement Date.

          Gestation Loan Tranche means, with respect to any Note at any time, that portion of the then outstanding principal balance of such Note which is deemed to be supported by the Collateral Value of Eligible Gestation Mortgage Loans included in the Collateral held by Agent at that time, as specified from time to time by Borrower in the Borrowing Requests and Conversion Requests received by Agent from Borrower, provided, that (a) the aggregate principal amount of all Gestation Loan Tranches outstanding under the Notes of all Lenders at any time shall not exceed the aggregate Collateral Value of Eligible Gestation Mortgage Loans included in the Collateral held by Agent at such time, and (b) the aggregate principal amount of all Gestation Loan Tranches outstanding under any Lender's Notes at any time shall not exceed the product of the aggregate Collateral Value of Eligible Gestation Mortgage Loans included in the Collateral held by Agent at such time multiplied by a fraction the numerator of which is the aggregate principal balance outstanding under such Lender's Notes at such time and the denominator of which is the aggregate principal balance outstanding under all Lenders' Notes at such time.

          GNMA means the Government National Mortgage Association, or any successor thereto.

          GNMA Guide means the GNMA I and GNMA II Mortgage-Backed Securities Guides, GNMA Handbooks 5500.1 and 5500.2, as amended, modified or supplemented from time to time.

          GNMA Securities means modified pass through mortgage backed certificates guaranteed by GNMA pursuant to Section 306(g) of the National Housing Act, as amended.

          Good Funds Wire Clearing Account means account number 104756234332 of Borrower with Agent, which shall be in the sole dominion and control of the Agent and to which Borrower shall have no access.

          Governmental Authority means any nation or government, any agency, department, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guaranty Obligation of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividend or other obligation, including any Mortgage Loan (the "Primary Obligation") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including, without limitation, agreements:

          (a) to purchase (or repurchase) such Primary Obligation or any property constituting direct or indirect security therefore;

          (b) to advance or supply funds (x) for the purchase or payment of any such Primary Obligation, or (y) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor;

          (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

          (d) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

     provided, that Guaranty Obligation shall not include (x) endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection, (y) obligations under the FNMA Guide, the FHLMC Guide, the GNMA Guide and the related Servicing Agreements to make payments due to the holders of Mortgage-Backed Securities from the Primary Obligors on the Mortgage Loans to which such Mortgage-Backed Securities relate prior to the receipt of such payments from such Primary Obligors, or (z) Ordinary Recourse Obligations. The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

          Guidance Line means, for any Lender, the amount stated beside its name and so designated on Schedule 1.1(a) as it may be amended under this Agreement), as that amount may be canceled or terminated under this Agreement.

          Indebtedness of any Person means, without duplication, (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person (a) evidenced by a note, bond, debenture, or similar instrument, (b) to pay the deferred purchase price of property or services (other than trade payables incurred and timely paid in the ordinary course of business), (c) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, (d) as lessee under any lease which has been or, in accordance with GAAP, should be classified as a capital lease, (e) upon which interest is paid or accrued, or (f) in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (iii) Guaranty Obligations of such Person, (iv) liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, (v) liabilities of such Person or any related Person in respect of unfunded vested benefits under a Plan as determined in accordance with ERISA and (vi) obligations of such Person in respect of interest rate protection agreements entered into in connection with any of the items described in clauses (i), (ii), (iii),
     (iv) or (v) of this definition; provided, that (x) Indebtedness does not include any Ordinary Recourse Obligations, (y) the amount of Indebtedness attributable to any Guaranty Obligation shall be determined as set forth in the definition of Guaranty Obligation and (z) the amount of Indebtedness attributed to liabilities secured by any Lien on any property owned by any

     Person which liabilities are non-recourse to such Person shall be the lesser of (i) the market value of such property, as determined by such Person in good faith, and (ii) the outstanding amount of the liabilities so secured.

          Investment has the meaning specified in Section 7.6.

          Investment Line of Credit Indebtedness means Indebtedness of Borrower which satisfies each of the following criteria:

               (i)   the payee with respect thereto is a Lender;

               (ii) the proceeds thereof are used solely to purchase Cash Equivalents with a current maturity of 31 days or less;

               (iii) the repayment of such Indebtedness is secured by a Lien on the Cash Equivalents purchased with the proceeds thereof and by no other Lien on the Property of Borrower;

               (iv) the aggregate principal amount of such Indebtedness at any one time outstanding to all Lenders does not exceed the amount equal to the Total Commitment at such time; and

               (v) that is on terms and pricing agreed upon at the time of utilizing this Indebtedness.

          Investment Mortgage Loan means a Mortgage Loan that is otherwise an Eligible Mortgage Loan but for which there is no applicable Take-Out Commitment.

          Investor means each Person listed on Schedule 1.1(b), as the same may be amended or supplemented from time to time pursuant to Section 11.2(b).

          Jumbo Loan means a Mortgage Loan, the original principal amount of which is greater than the Maximum Conforming Amount but no greater than $1,000,000, which complies with all applicable requirements for purchase under either (a) the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect, except that the amount of such loan is greater than the maximum loan amount under such requirements, or (b) a Take-Out Commitment.

          L/C means a standby letter of credit (a) relating to seller contracts or other needs of Borrower acceptable to Agent, (b) having a maturity prior to the Scheduled Termination Date, (c) issued by Agent for Borrower's account under Section 2.1(e) and an L/C Agreement, and (d) subject to the L/C Advance Limit.

          L/C Advance means the issuance of an L/C pursuant to Section 2.1(e) and any advance by a Lender under its Commitment Amount to refinance L/C Obligations pursuant to Section 2.1(f).

          L/C Advance Limit means $5,000,000.

          L/C Agreement means, at any time, a letter of credit application and agreement, in substantially the standard form customarily used by Agent at that time, executed and delivered by Borrower for the issuance of an L/C for Borrower's account.

          L/C Exposure means, at any time and without duplication, the sum of
     (a) the total undrawn and uncancelled face amount of all L/Cs plus (b) the L/C Obligation.

          L/C Obligation means, at any time, Borrower's total unpaid reimbursement obligations to Agent for drafts or drawings paid under any L/C.

          Lender and Lenders shall have the meanings specified in the preamble of this Agreement.

          Lender Addition Agreement means a Lender Addition Agreement in the form attached hereto as Exhibit J, together with such changes as Agent and Lenders executing a particular Lender Addition Agreement may require. Lender Addition Agreement with respect to a particular Additional Lender means the Lender Addition Agreement by which such Additional Lender became a Lender.

          LIBOR means, on any date of determination, the average offered rate for one month deposits in Dollars, which rate appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, or the rate for such deposits determined by Agent at such time based on such other published service of general application as shall be selected by Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, if not so determinable on such date, at the option of Agent, Agent may determine the rate based on rates at which one month Dollar deposits are offered to Agent in the interbank Eurodollar market at such time in an amount approximately equal to the aggregate principal amount of the LIBOR Rate Segments to which such rate is to apply. "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits). For purposes of determining any interest rate hereunder or under any other Loan Document which is based on LIBOR, such interest rate shall change as and when LIBOR shall change.

LIBOR Segment means any that portion of any Tranche which bears interest at the applicable rate set forth in Section 2.11(c).

          Lien means any mortgage, pledge hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any financing statement filed under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

          Loan Document means any and Loan Documents means the collective reference to each of this Agreement, the Notes, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of Borrower in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such documents may be renewed, amended or supplemented from time to time.

          Loan to Value Ratio means, with respect to any Mortgage Loan as of any date, a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of such Mortgage Loan at the date of determination and the related denominator of which is the value of the related mortgaged property as set forth in the Appraisal. For purposes of calculating the Loan to Value Ratio for a Mortgage Loan secured by a second Mortgage, the outstanding principal balance of the related first Mortgage as well as the second Mortgage shall be included in the numerator.

          Lot Loan means a Mortgage Loan that is otherwise an Eligible Mortgage Loan but (i) which may not exceed a Face Amount of $150,000, (ii) for which Borrower also has delivered Lot Loan Documents, (iii) that otherwise complies with the program set forth on Schedule 1.1(e), and (iv) that covers property located in Pennsylvania, upon which a home is being constructed by the Parent or its subsidiaries.

          Lot Loan Documents means, in addition to the applicable Principal Mortgage Documents and Other Mortgage Documents, (i) a deed of conveyance,
     (ii) a coal clause for deed, (iii) a receipt evidencing down payment amount, (iv) a lot sales agreement, (v) a Construction Agreement, and (vi) any other documents reasonably requested by Agent or any of the Lenders.

          Market Value means, at any time for Mortgage Loans, a market value based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by FNMA and published and distributed by Telerate Mortgage Services or Knight-Ridder or (if that posted net yield is not available from these services) obtained by the Agent from FNMA.

          Material Adverse Effect means any material adverse effect on (i) the validity or enforceability of this Agreement, any Note or any other Loan Document, (ii) the business, operations, total Property or financial condition of Borrower, (iii) the collateral, taken as a whole, under any Security Instrument, (iv) the enforceability or priority of the Lien in favor of Agent for the benefit of Lenders on the collateral, taken as a whole, under any Security Instrument, or (v) the ability of Borrower timely to perform the Obligations.

          Maximum Conforming Amount for a particular Mortgage Loan means the maximum principal amount for any Mortgage Loan which is eligible for purchase by whichever of FNMA or FHLMC has the higher maximum principal amount for Mortgage Loans secured by Mortgages on property located in the state or region where the property covered by the Mortgage related to the Mortgage Loan in question is located.

          Maximum Rate has the meaning specified in Section 11.9.

          Moody's means Moody's Investors Service, Inc.

          Mortgage means a mortgage or deed of trust, on a standard form approved by VA, FHA, FNMA or FHLMC , which grants, as security for a Mortgage Loan, a perfected first-priority lien (or, in the case of Second Lien Loans, second-priority lien) on residential real property consisting of land and a one-to-four family dwelling thereon which is completed and ready for occupancy.

          Mortgage-Backed Securities means FNMA Securities, FHLMC Securities and GNMA Securities.

          Mortgage Collateral means, at any time, Mortgage Loans and Mortgage-Backed Securities then subject to a Lien in favor of Agent for the benefit of Lenders.

          Mortgage Documents means, for any Mortgage Loan, the Principal Mortgage Documents, the Other Mortgage Documents, and, if applicable, the Construction Loan Documents and/or Lot Loan Documents relevant thereto.

          Mortgage Loan means an FHA Loan, VA Loan, Conforming Loan, Investment Mortgage Loan, Second Lien Loan, Construction Loan, Lot Loan, Jumbo Loan or Super Jumbo Loan (i) which is secured by a Mortgage and has a maximum term to maturity of thirty years and (ii) is not a commercial loan or, except as otherwise permitted by this Agreement, a construction loan.

          Mortgage Note means a promissory note, on a standard form approved by VA, FHA, FNMA or FHLMC or other form approved in writing by the Required Lenders, which evidences a Mortgage Loan.

          Multiemployer Plan means a "multiemployer plan," as defined in Section 4001(a)(3) or Section 3(37) of ERISA or Section 414 of the Code, which is maintained for the benefit of employees of Borrower or any Related Person.

          Net Income of Borrower for any period means the net income (after taxes) which would appear on an income statement of Borrower for such period prepared in accordance with GAAP.

          Notes means the Committed Warehouse Promissory Notes, the Uncommitted Warehouse Promissory Notes, and the Swing Promissory Note.

          Obligations means all of the present and future indebtedness, obligations, and liabilities of Borrower to Agent and Lenders, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys' fees and other reasonable costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

          OCC means the Office of the Comptroller of the Currency of the United States of America and any Governmental Authority succeeding to the functions of such office.

          Ordinary Recourse Obligation means an obligation of Borrower to purchase a Mortgage Loan serviced by Borrower pursuant to a Servicing Agreement in the event that:

               (a) a material representation or warranty given by Borrower at the time of the sale of such Mortgage Loans proves to have been false or incorrect in any material respect when given;

               (b) Borrower fails timely to perform its servicing obligations with respect thereto;

               (c) such Mortgage Loan is being serviced on behalf of FNMA or FHLMC and the obligor on such Mortgage Loan fails timely to make any payment due in connection therewith in the four-month period commencing on the date of funding of such Mortgage Loan;

               (d) such Mortgage Loan is an adjustable rate Mortgage Loan which is being serviced on behalf of FNMA and the obligor on such Mortgage Loan is exercising its right to convert the interest rate on such Mortgage Loan to a fixed rate; or

               (e) such Mortgage Loan is being serviced on behalf of GNMA and the obligor on such Mortgage Loan fails timely to make any payment due in connection therewith in the four-month period commencing on the date of issuance of the GNMA Security backed by such Mortgage Loan.

          Other Mortgage Documents has the meaning specified in the Security Agreement.

          Parent means NVR, Inc., a Virginia corporation.

          Parent Note means that certain subordinated demand revolving credit note issued by Borrower to the order of the Parent a true and correct copy of which is attached as Exhibit M.

          PBGC means the Pension Benefit Guaranty Corporation or any successor thereto.

          Permitted Dividends means Dividends the declaration and payment of which is permitted under Section 7.11.

          Permitted Intercompany Payables means amounts due to Affiliates of Borrower in respect of Permitted Intercompany Transactions and the Permitted Subordinated Indebtedness.

          Permitted Intercompany Transactions means transactions with Affiliates of Borrower (a) which comply in all respects with Section 7.12 without regard to the proviso to such Section, and are identified on Schedule 5.22, and (b) with respect to which the aggregate consideration paid by Borrower in any month does not exceed the amount for each type of transaction set forth on Schedule 5.22.

          Permitted Investment means an Investment permitted pursuant to Section 7.6.

          Permitted Liens means:

               (a) Liens on the Collateral which secure payment of the Obligations (including Liens granted on the Collateral pursuant to the Security Agreement in connection with the Existing Loan Agreement);

               (b) Liens on the Collateral permitted under Section 7.8(d) and Liens on Take-Out Commitments no longer included in the Collateral permitted under Section 7.8(c);

               (c) rights of FNMA, FHLMC and GNMA in each case in the Agency Servicing Rights in connection with the Agency Servicing Agreements under which Borrower services Mortgage Loans on behalf of such Person, arising under the FNMA Guide, the FHLMC Guide or the GNMA Guide, as applicable, and rights of any Person counterpart to a Servicing Agreement other than an Agency Servicing Agreement in the Servicing Rights arising thereunder;

               (d) tax and other Liens permitted under Section 6.2;

               (e) Liens in respect of office equipment (including without limitation computers) leased or purchased by Borrower for an aggregate amount no greater than $3,000,000;

               (f) Liens in respect of claims regarding labor, materials, services and supplies provided in connection with REO;

               (g) Liens on REO of the type permitted as exceptions under Part IV, Section 105.05 of the FNMA Guide (Selling) and Section 1704 of the FHLMC Guide;

               (h) Liens to secure obligations of Borrower in respect of workers compensation and other labor laws;

               (i) Liens in respect of appeal or performance bond reimbursement obligations of Borrower undertaken in the ordinary course of business;

               (j) Repurchase Agreement Liens; and

               (k) Liens on Property not included in the Collateral which secure Investment Line of Credit Indebtedness incurred to finance the acquisition of such Property.

     provided, that Liens described in clauses (f), (h) and (i) of this definition shall not constitute Permitted Liens to the extent that the failure of Borrower timely to perform the underlying obligations, individually or in the aggregate, would constitute a Material Adverse Effect.

          Permitted Returns of Capital means Returns of Capital which are permitted under Section 7.11.

          Permitted Subordinated Indebtedness means Indebtedness under the

     Parent Note.

          Permitted Subsidiaries means Subsidiaries which are engaged in some aspect of the mortgage banking business, including, without limitation, title companies and with respect to which the aggregate capital contributed by Borrower to all such Subsidiaries does not exceed $1,000,000.

          Permitted Tax Payments means payments to or on behalf of the Parent or any Affiliate in respect of taxes, which payments are permitted under
     Section 7.16.

          Person means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or other form of entity.

          Plan means an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any of its Related Persons, or an employee pension benefit plan as to which Borrower or any of its Related Persons would be treated as a contributory sponsor under Title IV of ERISA if it were to be terminated.

          Pledged Mortgage Loan has the meaning specified in the Security Agreement.

          Principal Mortgage Documents has the meaning specified in the Security Agreement.

          Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Reference Rate means the rate of interest from time to time publicly announced by Agent as its "reference rate." Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

          Reference Rate Segment means that portion of a Tranche which bears interest at the Reference Rate.

          Regular Tranche means, with respect to any Note at any time, that portion of the then outstanding principal balance of such Note which is deemed to be supported by the Collateral Value of Collateral which is other than Construction Loans, Lot Loans or Eligible Gestation Mortgage Loans, as specified from time to time by Borrower in the Borrowing Requests and Conversion Requests received by Agent from Borrower, provided, that (a) the aggregate principal amount of all Regular Tranches outstanding under the Notes of all Lenders at any time shall not exceed the remainder (the "Remainder Collateral Value") of (i) the aggregate Collateral Value of all Collateral held by Agent at that time minus (ii) the aggregate Collateral Value of all Construction Loans, Lot Loans and Eligible Gestation Mortgage Loans included in the Collateral held by the Agent at such time, and (b) the aggregate principal amount of all Regular Tranches outstanding under any Lender's Notes at any time shall not exceed the product of the Remainder Collateral Value at such time multiplied by a fraction the numerator of which is the aggregate principal balance outstanding under such Lender's Notes at such time and the denominator of which is the aggregate principal balance outstanding under all Lenders' Notes at such time.

          Regulation D means Regulation D of the Board of Governors of the Federal Reserve System.

          Related Person means any Person that is (a) a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower, (b) under common control (within the meaning of
     Section 414(c) of the Code or Section 4001 of ERISA) with Borrower, (c) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) which includes Borrower, or (d) otherwise treated as part of the controlled group which includes Borrower (within the meaning of Section 414(o) of the Code).

          Remainder Collateral Value has the meaning given such term in the definition of the term "Regular Tranche" set forth in this Section 1.1.

          REO means real estate owned by Borrower as the result of foreclosure or other process in lieu of foreclosure on a Mortgage which secured a Mortgage Loan.

          Repurchase Agreement means an agreement with an Investor pursuant to which Borrower sells and agrees to repurchase interests in Mortgage Loans.

          Repurchase Agreement Liens means Liens granted pursuant to a Repurchase Agreement on Mortgage Loans (and the proceeds thereof) sold by Borrower thereunder and on no other property of Borrower.

          Required Lenders means at any time Lenders whose Commitment Amounts represent at least 66 and 2/3% of the then Total Commitment; provided, that for purposes of determining Required Lenders when some but not all Commitments have terminated, any Lender with outstanding Advances whose Commitment has terminated shall be deemed to have a Commitment Amount equal to its outstanding Advances.

          Requirement of Law as to any Person means the articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to energy regulations and occupational, safety and health standards or controls and environmental, hazardous materials use or disposal and pollution standards or controls) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          Returns of Capital means any and all payments made by Borrower to the Parent which represent a return of cash capital contributions made by the Parent to Borrower at any time on or after the Agreement Date.

          Scheduled Termination Date means  September 4, 2000.

          Second Lien Loan means a Mortgage Loan that is otherwise an Eligible Mortgage Loan but is secured by a second-priority security interest in the property (but a first priority security interest in the Mortgage Loan) and whose Loan to Value Ratio does not exceed 100%.

          Securities Credit Transaction Regulations means Regulations T, U and X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

          Security Agreement means that certain Pledge and Security Agreement dated as of the date of this Agreement, as amended, between Borrower and Agent in substantially the form of Exhibit K attached, as the same may from time to time be amended, modified or supplemented.

          Security Instruments means (i) the Security Agreement and (ii) such other executed documents as are or may be necessary to grant to Agent a perfected first, prior and continuing security interest in and to the collateral described in the definition of "Collateral" set forth in the Security Agreement, and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, including Borrower's obligations under the Notes and this Agreement, as such documents may be amended, modified or supplemented from time to time.

          Servicing Agreements means all agreements between Borrower and Persons other than Borrower pursuant to which Borrower undertakes to service Mortgage Loans or pools of Mortgage Loans owned, insured or guaranteed by such Persons; "Servicing Agreements" does not include any subservicing agreements.

          Servicing Portfolio of Borrower means at any time all Mortgage Loans with respect to which Borrower acts as servicer pursuant to Servicing Agreements.

          Servicing Records means all contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Servicing Agreements and the Servicing Portfolio.

          Servicing Rights means all of Borrower's right, title and interest in and under the Servicing Agreements, including, without limitation, the rights of Borrower to income and reimbursement thereunder.

Segment means a Balance Funded Rate Segment, a LIBOR Segment or a Reference Rate Segment.

          Standard & Poors means Standard & Poor's Ratings Services.

          Subsidiary of any Person (the "first Person") means any Person which is properly treated as a subsidiary of the first Person under GAAP.

          Super Jumbo Loan means a Mortgage Loan, the original principal amount of which is greater than $1,000,000 but no greater than $1,500,000 (or such greater amount as Agent, in its sole discretion, may permit on a case-by-case basis, but no greater than $1,750,000), which complies with all applicable requirements for purchase under either (a) the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect, except that the amount of such loan is greater than the maximum loan amount under such requirements, or (b) a Take-Out Commitment.

          Swing Advance means an advance by Agent to Borrower pursuant to
     Section 2.1(c).

          Swing Advance Limit means $50,000,000.

          Swing Promissory Note means the promissory note delivered by Borrower to Agent pursuant to the second sentence of Section 2.2 in the form attached hereto as Exhibit A-3 and all renewals, extensions, modifications and rearrangements thereof.

          Take-Out Commitment means a current, valid, binding and enforceable written commitment by an Investor to purchase from Borrower Mortgage Loans or Mortgage-Backed Securities of specific characteristics within a specific period at a specific price or yield.

          Take-Out Price means:

               (a) With respect to a pool of Eligible Gestation Mortgage Loans, the Take-Out Price of the Mortgage-Backed Security to be issued or guaranteed pursuant to the Agency Commitment to which such pool has been Allocated; and

               (b) with respect to an Eligible Mortgage-Backed Security, the price for such Eligible Mortgage-Backed Security under the Take-Out Commitment to which such Eligible Mortgage-Backed Security has been Allocated.

          Take-Out Report means the report substantially in the form of Exhibit H hereto (or such other forms as to which Borrower and Agent may agree), delivered by Borrower pursuant to Section 6.1(f).

          Tangible Net Worth of Borrower means, as of any date of determination, the sum of the amounts set forth on the balance sheet of Borrower as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of Borrower (excluding treasury stock), less the book value of all intangible assets of Borrower, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Borrower over the book value of such assets.

          Tax Allocation Agreement means that certain Amended and Restated Tax Allocation Agreement dated as of March 7, 1996, among the Parent, Borrower and certain Affiliates of Borrower, a true and correct copy of which is attached as Exhibit L.

          Termination Date means the Scheduled Termination Date or the earlier date of termination in whole of the Commitments pursuant to Section 8.2.

          Total Commitment at any time means the sum of the Commitment Amounts in effect at such time.

          Total Liabilities of Borrower means, as of any date of determination, all amounts which would be included as liabilities on a balance sheet of Borrower as of such date prepared in accordance with GAAP.

          Tranche means a Construction/Lot Loan Tranche, a Gestation Loan Tranche or a Regular Tranche.

          Trust Receipt has the meaning specified in the Security Agreement.

          Type refers to the type of interest rate option applicable to a Segment of a Tranche. The Types of Segments available under Agreement are Balance Funded Rate Segments, LIBOR Segments and Reference Rate Segments.

          UCC means the Uniform Commercial Code as adopted in the State of Minnesota, as amended from time to time.

          Uncommitted Warehouse Promissory Notes means the promissory notes delivered by Borrower to Lenders pursuant to Section 2.2 each in the form attached hereto as Exhibit A-2 and all renewals, extensions, modifications and rearrangements thereof.

          U.S. Government Securities means securities of the United States government or any agency thereof which are backed by the full faith and credit of the United States and have a current maturity of ninety days or less.

          VA means the Department of Veterans Affairs, or any successor thereto.

          VA Loan means a Mortgage Loan the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

          Warehouse Advance means an advance by a Lender to Borrower pursuant to
     Section 2.1(b) or 2.1(d).

          Weighted Average Take-Out Price means, with respect to a Mortgage Loan, the weighted average Take-Out Commitment price, expressed as a percentage, determined as set forth on Schedule 1.1(c).

          Welfare Plan means an employee welfare benefit plan (as defined in Section 3(1) of ERISA) or a group health plan (as defined in Section 4980B(g)(2) of the
     Code) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or any of its Related Persons.

          Wet Mortgage Loan means a Mortgage Loan (other than a Construction Loan, a Lot Loan or REO) the Principal Mortgage Documents for which have not been delivered to the Agent.

     1.2  Time References. Time references (e.g., 9:30 a.m.) are to time in
          ---------------
Minneapolis, Minnesota. In calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3  Other References. Where appropriate, the singular includes the plural
          ----------------
and vice versa, and words of any gender include each other gender. Heading and caption references may not be construed in interpreting provisions. Monetary references are to currency of the United States of America. Section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used. References to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions. References to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns. References to any Requirement of Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it. References to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it. The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 2.  AMOUNT AND TERMS OF CREDITS
            ---------------------------

2.1  Commitment.
     ----------

          (a)  Advances in General.  Subject to the terms and conditions
               -------------------
     contained in this Agreement, each Lender severally agrees to make Warehouse Advances (including Warehouse Advances to refinance Swing Advances) to or for the account of Borrower on a revolving credit basis from time to time on any Business Day from the Agreement Date through the earlier to occur of the Termination Date and the Business Day preceding the Scheduled Termination Date in an amount not to exceed at any one time outstanding the Commitment Amount of such Lender. Subject to the terms and conditions contained in this Agreement, Agent may elect to fund Swing Advances and L/C Advances on a revolving credit basis from time to time on any Business Day from the Agreement Date through the earlier to occur of the Termination Date and the Business Day preceding the Scheduled Termination Date in an amount not to exceed at any one time outstanding the Swing Advance Limit or the L/C Advance Limit respectively. Subject to the terms and conditions contained in this Agreement, any Lender may elect to fund under the Guidance Line on a revolving credit basis from time to time on any Business Day, so long as no Default or Event of Default exists, from the Agreement Date through the earlier to occur of the Termination Date and the Business Day preceding the Scheduled Termination Date in an amount not to exceed at any one time outstanding the Guidance Line. Subject to the other terms and conditions of this Agreement, Warehouse Advances made under each Lenders Notes shall be allocated to Construction/Lot Loan Tranches, Gestation Tranches and/or Regular Tranches under such Notes, which Tranches shall, at the election of Borrower, bear interest as Balance Funded Rate Segments, LIBOR Segments, Reference Rate Segments, or any combination thereof.

          (b)  Warehouse Advances.  Each Borrowing under this Section 2.1(b)
               ------------------
     shall be in an aggregate amount of not less than $100,000 and shall consist of Warehouse Advances made on the Borrowing Date by Lenders ratably according to their respective Commitment Amounts, provided, that:

               (i) the aggregate amount of Warehouse Advances at any time outstanding shall not exceed the amount equal to the sum of (A) the Total Commitment plus (B) the total Guidance Line minus (x) the aggregate amount of Swing Advances plus (y) the amount of the L/C Exposure.

               (ii) the sum of the aggregate amount of Warehouse Advances (committed and Guidance Line) outstanding and the aggregate amount of Swing Advances and L/C Advances outstanding shall not at any time exceed the Borrowing Base; and

               (iii) the aggregate amount of Guidance Line Advances at any time outstanding shall not exceed the lesser of either (a) the total Guidance Line or (b) the sum of the Borrowing Base minus the Total Commitment.

     Within the limits of each Lender's Commitment together with each Lender's Guidance Line, and subject to the other terms and conditions hereof, Borrower may borrow, repay (whether pursuant to Section 2.5 of this Agreement or otherwise), and reborrow under this Section 2.1(b).

          (c) Swing Advances.  Each Borrowing under this Section 2.1(c) shall be
              --------------
     funded solely by Agent and shall consist of a Swing Advance by Agent on the Borrowing Date, provided, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, Agent shall have no obligation, whether to Borrower, any Lender or any other Person, to fund any Swing Advance, the funding of any Swing Advance being entirely in the discretion of Agent subject only to the limitations that Agent shall not fund any Swing Advance if:

              (i) The aggregate amount of Swing Advances outstanding after giving effect to such Swing Advance would exceed the lesser of:

                    (A)  The Swing Advance Limit; and

                    (B) the amount equal to the Total Commitment plus the Guidance Line minus the aggregate amount of Warehouse Advances and L/C Advances then outstanding;

              (ii) the sum of the aggregate amount of Warehouse Advances outstanding plus the aggregate amount of Swing Advances and L/C Advances outstanding after giving effect to such Swing Advance would exceed the Borrowing Base;

              (iii) Agent has not received a  Borrowing Request;

              (iv) Agent has received written notice from Borrower or any Lender that a Default or Event of Default exists and such Default or Event of Default has not been waived or cured in accordance with this Agreement; or

              (v) the employee of Agent authorizing such Swing Advance has actual knowledge that a Default or Event of Default exists or would result from the funding thereof.

     Notwithstanding the provisions of Section 4.2(a) regarding the timing of delivery of Borrowing Requests, Borrower may request a Swing Advance at any time on any Business Day by delivering a Borrowing Request at such time; provided, that Agent shall have no obligation to receive or consider any Borrowing Request which is delivered after 3:00 p.m. on the Borrowing Date stated therein. In the event that Agent receives a Borrowing Request which seeks a Swing Advance prior to 11:00 a.m. on the Borrowing Date stated therein and Agent elects not to make the requested Swing Advance, such Borrowing Request shall be deemed to constitute a request for Warehouse Advances on such Borrowing Date in an aggregate amount equal to the Swing Advance requested and Agent shall notify each Lender of such Borrowing Request no later than 1:00 p.m.on such Borrowing Date.

          (d)  Mandatory Refinancing or Purchase of Participations in Swing
               ------------------------------------------------------------
     Advances.  Subject only to compliance by Agent with the provisions of
     --------
     clauses (i) through (v) of Section 2.1(c) and the further proviso that no Lender shall be required to make Warehouse Advances to refinance Swing Advances if the sum of such Warehouse Advances and the outstanding Warehouse Advances of such Lender would exceed such Lender's Commitment Amount, and notwithstanding the termination of such Lender's Commitment pursuant to Section 8.2, the existence or imminence of any Default or Event of Default or any other fact or circumstance, upon the request of Agent (which request shall be given no less frequently than once in each calendar week) each Lender absolutely, irrevocably and unconditionally agrees to make Warehouse Advances ratably according to its share of the Total Commitment in an amount (assuming funding by each Lender of its ratable share) sufficient to repay any Swing Advances then outstanding. Borrower and each Lender hereby irrevocably authorize (i) Agent to request Warehouse Advances on behalf of Borrower for the purpose of refinancing Swing Advances as contemplated by this Section 2.1(d) and (ii) Agent to disburse the proceeds of any Warehouse Advances so requested and funded to Agent for payment of the Swing Advances then outstanding. Notwithstanding the foregoing provisions of this Section 2.1(d), if Agent shall request that each Lender purchase participations in the outstanding Swing Advances in lieu of making Warehouse Advances to refinance such Swing Advances, each Lender absolutely, irrevocably and unconditionally agrees to purchase from Agent such participations in the Swing Advances owing as shall be necessary to cause such purchasing Lender to share in the Swing Advances ratably (according to its share of the Total Commitment) with each of Lenders. Borrower agrees that any Lender so purchasing a participation from Agent pursuant to this Section 2.1(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          (e)  L/C Advances. Each L/C Advance under this Section 2.1(e) shall be
               ------------
     made solely by Agent (in its individual capacity) on the Borrowing Date, provided, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, Agent shall have no obligation to make any L/C Advance if:

               (i) The aggregate amount of L/C Exposure after giving effect to such L/C Advance would exceed the lesser of:

                    (A)  The L/C Advance Limit; and

                    (B) the amount equal to the Total Commitment minus the aggregate amount of Warehouse Advances and Swing Advances then outstanding;

               (ii) the sum of the aggregate amount of Warehouse Advances outstanding plus the aggregate amount of Swing Advances and L/C Advances outstanding after giving effect to such L/C Advance would exceed the Borrowing Base;

               (iii) Agent has not received a  Borrowing Request;

               (iv) Agent has received written notice from Borrower or any Lender that a Default or Event of Default exists and such Default or Event of Default has not been waived or cured in accordance with this Agreement; or

               (v) the employee of Agent authorizing such L/C Advance has actual knowledge that a Default or Event of Default exists or would result from the funding thereof.

          (f)  Refinancing of L/C. Obligations.  Provided that there is no
               -------------------------------
     Default, each L/C Obligation may be refinanced (and not otherwise paid on demand pursuant to Section 2.3(d)) as a Borrowing, such Borrowing to be advanced by each Lender pro rata in accordance with its Commitment Percentage, upon the Borrower's request for such refinance and delivery to the Agent of an appropriate Borrowing Request for such Borrowing, provided that (i) the sum of such Borrowings under this Section 2.1(f), together with all other L/C Exposure, shall not at any time exceed the L/C Advance Limit, (ii) at the time of such Borrowing Request, the Borrower shall have satisfied the conditions set forth in clauses (i) through (v) of Section 2.1(e), and (iii) after giving effect to such Borrowing, the total of all Advances of any Lender would not exceed such Lender's Commitment Amount. All advances made by the Lenders under this Section 2.1(f) or pursuant to
     Section 2.3(c)(ii) shall constitute Advances under this Agreement, shall be evidenced by the Notes, and shall be payable to the Lenders pursuant to
     Section 2.7.

          (g)  Increases. Borrower may from time to time request any one or more
               ---------
     Lenders to increase their respective Guidance Line or Commitment so that the total Guidance Line may be increased to no more than $50,000,000, or so that the total Commitment may be increased to no more than $250,000,000. That increase must be effected by an amendment executed by Borrower, Agent, and the increasing Lender. Borrower shall execute and deliver to each such Lender a Committed or an Uncommitted Warehouse Note in the stated amount of its new Commitment or Guidance Line increase. No Lender is obligated to increase its Commitment under any circumstances, and no Lender's Commitment may be increased except by its execution of an amendment as stated above. Each new Lender providing such additional Commitment or Guidance Line increase shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Credit Documents. All amounts advanced hereunder pursuant to any such additional Commitment shall be secured by the Collateral on a pari passu basis with all other amounts advanced hereunder. In the event the total Commitments are increased, Borrower shall execute a new Committed Warehouse Note in favor of the Lender extending such additional Commitment in a stated amount of its new Commitment and shall notify each Lender in writing of such additional Commitment. In such case, each Lender's Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised total Commitments and the Lender responsible for the additional Commitment shall, immediately upon receiving notice from Agent, pay to each Lender an amount equal to its pro rata share of the Borrowings outstanding as of such date. All such payments shall reduce the outstanding principal balance of the Committed Warehouse Note of each Lender receiving such payments and shall represent Borrowings to Borrower under the purchasing Lender's Committed Warehouse Note. The purchasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of purchase. All new Borrowings occurring after an increase of the total Commitments shall be funded in accordance with each Lender's revised Commitment Percentage.

2.2 Notes. The Warehouse Advances made by each Lender pursuant to Section 2.1(b)
    -----
and 2.1(d) and the L/C Advances made by Agent pursuant to Section 2.1(e) shall be evidenced by a Committed Warehouse Promissory Note payable to such Lender in the principal amount of the Commitment Amount of such Lender and an Uncommitted Warehouse Promissory Note payable to such Lender in the principal amount of the Guidance Line of such Lender. Such Swing Advances as may be made by Agent in its sole discretion (subject only to the limitations on such discretion set forth in clauses (i) through (v) of Section 2.1(c)) shall be evidenced by the Swing Promissory Note payable to Agent in the principal amount of the Swing Advance Limit. Each Note shall be payable and bear interest as set forth in Sections 2.5, 2.11, and 11.9.

2.3  Notice and Manner of Obtaining Borrowings.
     -----------------------------------------

          (a)  Borrowings Generally.
               --------------------

               (i) Borrower shall request each Borrowing by making a Borrowing Request upon Agent in accordance with the provisions of Section 4.2. If such Borrowing Request is not for a Swing Advance (or if such Borrowing Request is for a Swing Advance but Agent has elected not to fund the requested Swing Advance), then not later than 1:00 p.m. following receipt by it of such Borrowing Request, Agent shall notify each Lender of the Warehouse Advance to be made by such Lender in connection with such Borrowing Request by telecopying a Borrowing Notice to such Lender. Not later than 3:00 p.m. on the Borrowing
          Date specified in the Borrowing Notice, and subject to the terms and conditions of this Agreement, each Lender shall make available to Agent at the office of Agent set forth in Section 11.1, in immediately available funds, such Lender's Warehouse Advance by wire transfer of federal funds or deposit of other immediately available funds to the Collateral Account.

               (ii) Notwithstanding the foregoing, unless Agent shall have received notice from a Lender prior to 3:00 p.m. on the Borrowing
          Date that such Lender will not make available to Agent such Lender's Advance, Agent may assume that such Lender has made the full amount of its Advance available to Agent in accordance with this Section 2.3(a) and Agent may, in reliance upon such assumption, make available to Borrower at such time such amount in same day funds. If and to the extent that such Lender shall have not so made the requested Advance available to Agent and Agent, in reliance upon such assumption, has made available to Borrower the amount of such Advance, such Lender and Borrower severally agree to repay Agent forthwith on demand such amount together with interest thereon (provided, that Agent shall only be entitled to repayment of the amount so funded by it plus interest on such amount), for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (i) for so much of such amount as is repaid by Borrower, the interest rate at the time applicable hereunder if such amount had been an additional Advance by U.S. Bank National Association in its capacity as a Lender hereunder and (ii) for so much of such amount as is repaid by such Lender, Average Adjusted LIBOR. To the extent that such Lender repays Agent the amount of the requested Advance, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing as of the applicable Borrowing Date for purposes of this Agreement and all interest on such Advance shall accrue to and be payable to such Lender.

               (iii) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the Borrowing Date, but neither Agent nor any Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Borrowing Date.

               (iv) If a Borrowing Request is for a Swing Advance and Agent elects to fund the Swing Advance so requested, Agent shall, as soon as practicable after such election, notify Borrower and deposit the Swing Advance in immediately available funds in the Collateral Account.

(b)  L/C Advances.  The following conditions and procedures apply to L/Cs:
     ------------

               (i)   Borrowing Request and L/C Agreement.  Borrower may only
                     -----------------------------------
          request a L/C by delivering to Agent a related Borrowing Request and L/C Agreement before 11:30 a.m. on the second Business Day before the L/C is to be issued.

               (ii)  Participations.  Immediately upon Agent's issuance of any
                     --------------
          L/C, Agent is deemed to have sold and transferred to each other Lender, and each other Lender is deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in the L/C and Agent's obligations under it to the extent of that Lender's Commitment Percentage of the face amount of that L/C, which participation must be paid for on Agent's demand if there is ever any L/C Obligation outstanding in connection with it. Agent shall provide a copy of each L/C to each other Lender promptly after issuance.

               (iii) Reimbursement Obligation.  To induce Agent to issue and
                     ------------------------
          maintain L/Cs and Lenders to participate in issued L/Cs, Borrower agrees to reimburse Agent (i) on demand, on or after the date when any draft or draw request is presented under any L/C, the amount paid by Agent and (ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for the application and issuance of a letter of credit, amending letter of credit applications and agreements, honoring drafts and draw requests, and taking similar action in connection with letters of credit. Until repaid by Borrower by a payment or a Borrowing under Section 2.1, the L/C Obligation is a demand obligation and bears interest at the Reference Rate while outstanding. Borrower's obligations in respect of the L/C Obligation are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against Agent or any other Person.

               (iv)  Payments Under L/Cs.  Agent shall promptly notify Borrower
                     -------------------
          of the date and amount of any draft or draw request presented for honor under any L/C. Agent's failure to give that notice will not affect Borrower's obligations under this Agreement. Agent shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable L/C. When making payment, Agent may disregard (i) any default or potential default that exists under any other agreement and
          (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person. Agent is not liable for any of those obligations.

               (v)   Absolute Obligations.  Borrower's reimbursement obligations
                     --------------------
          to Agent and Lenders, and each Lender's obligations to Agent, under this Section 2.3(c) are absolute and unconditional irrespective of, and Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by Borrower with, or any claims, setoffs, defenses, counterclaims, or other rights by Borrower against, Agent, any Lender, or any other Person, or (iii) the occurrence of any Default or Event of Default. However, nothing in this Agreement constitutes a waiver of Borrower's or any Lender's rights to assert any claim or defense based upon the gross negligence or willful misconduct of Agent.

               (vi)  Issuance and Cancellation.  Each L/C is deemed issued upon
                     -------------------------
          delivery to the beneficiary of Borrower. If Borrower requests any L/C be delivered to Borrower rather than the beneficiary and later cancels that L/C, then Borrower shall return it to Agent together with Borrower's written certification that it has never been delivered to the beneficiary. If any L/C is delivered to the beneficiary under Borrower's instructions, Borrower's cancellation is ineffective without Agent's receipt of the beneficiary's written consent and the L/C.

          Borrower shall indemnify Agent and each Lender for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by Agent or any Lender resulting from any dispute concerning Borrower's cancellation of any L/C.

               (vii)  Agent's Responsibilities.  Agent shall exercise and give
                      ------------------------
          the same care and attention to each L/C as it gives to its other letters of credit. In paying any draft or draw under any L/C, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective L/C) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Agent nor its representatives will be liable to any Lender or Borrower for any L/C's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Agent or any of its representatives in connection with any L/C, applicable draws, drafts, or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 is binding upon the Company and Lenders and does not place Agent or any of its representatives under any resulting liability to either Company or any Lender. Agent is not liable to the Company or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Agent or its Representative in connection with any L/C.

               (viii) Cash Collateral.  On the Termination Date, during the
                      ---------------
          continuance of any Default under Section 8.1(f), (g), or (h) or upon any demand by Agent while any other Default exists, Borrower shall provide to Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing L/C Exposure or other collateral acceptable to Agent in its sole discretion.

               (ix)   Other Agreements. Although referenced in any L/C, terms of
                      ----------------
          any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner.

               (x)  Governing Provisions.  The fees and other amounts payable
                    --------------------
          with respect to each L/C are as provided in this Agreement, drafts and draws under each L/C are part of the Obligation, and the terms of this Agreement control any conflict between the terms of this Agreement and any L/C Agreement.

2.4  Fees.
     ----

          (a)  Facility Fees. Borrower agrees to pay to Agent for the account of
               -------------
     each Lender a facility fee for each calendar quarter in an amount equal to 0.125% per annum of (i) such Lender's average Commitment Amount and (ii) on such Lender's advanced portion of the Guidance Line. Facility fees accrued through the last day of any calendar quarter shall be payable on the fifth day of the following calendar quarter. Facility fees shall be computed on the basis of actual days elapsed and a year of 360 days.

          (b)  L/C Issuance and Fronting Fee.  In consideration of Agent serving
               -----------------------------
     as L/C issuer under this Agreement and the other Loan Documents, Borrower agrees to pay Agent L/C fees as set forth in a separate Agent Fee Letter.

          (c)  Standby L/C Fee.  Borrower shall pay to Agent, for the ratable
               ---------------
     benefit of Lenders, a fee for each L/C equal to the product of (i) 1.00% multiplied by (ii) the face amount of each L/C, payable at the issuance of each L/C.

          (d)  Deficiency Fees.  Borrower shall pay to each Deposit Holding
               ---------------
     Lender from time to time for the account of such Deposit Holding Lender any deficiency fees payable to such Deposit Holding Lender under its Balance Funded Rate Agreement.

2.5  Mandatory Repayments. Borrower shall repay all outstanding Advances on the
     --------------------
Termination Date. If at any time the aggregate amount of Advances outstanding exceeds either the Total Commitment plus the Guidance Line or the Borrowing Base, Borrower, upon the demand of Agent or any Lender, shall repay so much of the outstanding Advances as may be necessary to eliminate such excess

2.6  Business Days. If the scheduled date for any payment hereunder falls on a
     -------------
day which is not a Business Day, then for all purposes of the Notes and this Agreement the same shall be deemed to have fallen on the next following Business Day, and, except for such payments as to which interest had ceased to accrue prior to the scheduled date for payment, such extension of times shall be included in the computation of payments of interest.

2.7  Payment Procedure.
     -----------------

          (a)  In General.  All payments of the principal of and interest and
               ----------
     fees upon the Notes shall be made by Borrower to Agent before 1:00 p.m. on the respective dates when due in federal or other immediately available funds at Agent's address set forth in Section 11.1. Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably to Lenders according to their interests therein and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with terms of this Agreement. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by Agent on the Business Day next following the date of receipt of such funds.

          (b)  Order and Notice of Payments.  Contemporaneously with the making
               ----------------------------
     of any payments in respect of the Advances, Borrower shall give Agent telephonic notice of the amount being repaid and shall promptly confirm such payment by a delivering a Confirmation to Agent, duly completed and executed by Borrower. If no Event of Default exists and is continuing, Borrower shall repay all Advances in the following order:

First, Warehouse Advances outstanding under the Uncommitted Warehouse Promissory Notes,

          Second, L/C Advances,

          Third, Swing Advances,

          Fourth, Warehouse Advances outstanding under the Committed Warehouse Promissory Notes;

provided, that at the election of Agent, Warehouse Advances outstanding under the Committed Warehouse Promissory Notes shall be repaid prior to repayment of Swing Advances.

Subject to the preceding sentence, if no Event of Default exists and is continuing, payments in respect of the Obligations shall be applied to specific types of Obligations (e.g., fees, expenses, principal and interest) as Borrower directs. At any time when an Event of Default exists and is continuing, all payments in respect of the Obligations shall (unless Agent and Lenders shall otherwise unanimously agree) be applied first to all reasonable costs, expenses, fees and reasonable attorneys' fees incurred by, and agency or custodian fees due to, Agent arising out of or in connection with this Agreement, the Notes or the other Loan Documents, including, without limitation, all reasonable costs, expenses, fees and reasonable attorneys' fees arising out of or in connection with the negotiation, preparation and enforcement of such documents; second, to the payment of all expenses due and payable under Section 6.5 ratably among Lenders in accordance with such amounts; third, to the payment of fees due and payable under Section 2.4(a) and 2.4(b), ratably in accordance with such amounts; fourth, to the payment of interest then due and payable under the Notes, ratably in accordance with the amount of interest owed to each Lender; and fifth, to the payment of principal of the Notes ratably in accordance with the outstanding Advances of each Lender; provided, that (x) payments due under the preceding clause fourth to any Lender which has failed to make any Advance or purchase any participation required to be made or purchased by such Lender under Section 2.1(d) shall be allocated first to the payment of interest then due and payable under the L/C Advances, then under the Swing Promissory Note, and then to such Lender and (y) payments due under the preceding clause fifth to any Lender which has failed to make any Advance or purchase any participation required to be made or purchased by such Lender under Section 2.1(d) shall be allocated first to the payment of principal of the L/C Advances, then under the Swing Promissory Note, and then to such Lender. Agent shall promptly notify Borrower and each of Lenders of the application of any payment to anything other than the principal of or interest on the Notes.

2.8  Payments Not in Full. Unless Agent shall have received notice from Borrower
     --------------------
prior to the date on which any payment is to be made to Agent for the account of Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that Borrower shall have not so made such payment in full to Agent and Agent, in reliance on such assumption, has distributed such amounts to Lenders, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at Average Adjusted Libor.

2.9  Sharing of Payments, Etc. If any Lender shall obtain any payment (whether
     ------------------------
voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Sections 2.4(d), 2.7, or 2.10) in excess of its ratable portion of payments on account of the Advances obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratable with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, each such purchase shall be rescinded, and each Lender from which such a purchase was made shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

2.10 Requirements of Law.
     -------------------

          (a) General.  In the event that the adoption of any new Requirement of
              -------
     Law or any change in any existing Requirement of Law (other than any change in the articles of incorporation, by-laws or other organizational or governing documents of the relevant Lender) or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority issued after the Agreement Date:

              (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Advance made by it, or change the basis of taxation of payments to such Lender of principal, facility fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender and changes in the computation of the overall net income of such Lender that do not specifically involve payments to Lender under this Agreement, any Note, or any Advance, even though such changes have the effect of increasing the effective rate of tax imposed on income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, commitments, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of any interest rate under such Lender's Notes;

               (iii) shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining its Commitment or Advances or to reduce any amount receivable hereunder, in each case, in respect of its Advances, then, Borrower shall promptly pay such Lender, upon its written demand setting forth the basis for such demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through Agent, to Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Notes.

          (b)  Capital Adequacy.  In the event that any Lender shall have
               -----------------
     determined that the adoption of any new law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority issued after the Agreement Date, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then Borrower shall promptly pay such Lender, upon its written demand setting forth the basis for such demand, any additional amounts necessary to compensate such Lender or such corporation for such reduced rate of return. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through Agent, to Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Notes.

          (c)  Mandatory Suspensions and Conversions of LIBOR  Segments.  A
               --------------------------------------------------------
     Lender's obligations to make Advances as, or to continue or convert Segments into, LIBOR Segments shall be suspended, all such outstanding Segments under such

     Lender's Notes shall be converted into, and all pending requests for the making of Advances as, or for continuation of or conversion of Segments into, LIBOR Segments by such Lender shall be deemed requests for, Reference Rate Segments, if:

               (i) on or prior to the determination of an interest rate for a LIBOR Segment, Agent determines that appropriate information is not available to it for purposes of determining LIBOR;

               (ii) Agent or Lenders determine that LIBOR as determined by Agent would not accurately reflect the cost to such Lender of making an Advance as, or continuing or converting a Segment into, a LIBOR Segment; or

               (iii) at any time such Lender determines that any new
          Requirement of Law or any change in any Requirement of Law existing on the Agreement Date (other than any change in the articles of incorporation, by-laws or other organizational or governing documents of the relevant Lender) or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority issued after the Agreement Date makes it unlawful or impossible for such Lender to make, an Advance as, or to continue or convert a Segment into, a LIBOR Segment, or to comply with its obligations hereunder in respect thereof.

     If, as a result of this Section 2.10(c), any Advance of any Lender that would otherwise be made as a LIBOR Segment, or any Segment of any Lender that would otherwise be maintained as or converted into a LIBOR Segment is instead made or maintained as or converted into a Reference Rate Segment, then, unless the corresponding Advances and Segments of each of the other Lenders are also to be made or maintained as or converted into Reference Rate Segments, such Advance and/or Segment, as the case may be, shall be treated as being a LIBOR Segment for all purposes of this Agreement (including the timing, application and proration among Lenders of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Advance or Segment. Agent shall promptly notify Borrower and each Lender of the existence or occurrence of any condition or circumstance specified in clause (i) above, and each Lender shall promptly notify Borrower, through Agent, and Agent of the existence or occurrence of any condition or circumstance specified in clause (ii) or
     (iii) above applicable to such Lender's Advances and Segments, but the failure by Agent or such Lender to give any such notice shall not affect such Lender's rights hereunder.

          (d)  Payment of Additional Amounts.  Any additional amounts payable
               -----------------------------
     pursuant to this Section 2.10 shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Lender for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender.

          (e)  Certain Determinations; Notice.  In making the determinations
               ------------------------------
     contemplated by Sections 2.10(a), (b), and (c), each Lender may make such estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate, and such Lender's selection thereof in accordance with this Section 2.10(e), and the determinations made by such Lender on the basis thereof, shall be final, binding and conclusive upon Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Lender shall furnish to Borrower, through Agent, a certificate outlining in reasonable detail the computation of any amounts claimed by it under Section 2.10(a), (b), and (c) and the assumptions underlying such computations. Each Lender will promptly notify Borrower, through Agent, of any determination made by it referred to in
     Section 2.10(a), (b), and (c) above, but the failure to give such notice shall not affect such Lender's right to compensation.

          (f)  Mitigation of Circumstances.  Each Lender shall promptly notify
               ---------------------------
     Borrower and Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Section 2.10(a) or Section 2.10(b) or (ii) the occurrence of any circumstances described in Section 2.10(c) (and, if any Lender has given notice of any such event described in clause (i) or (i) of this sentence and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

          (g)  Replacement of Lenders.  If Borrower becomes obligated to pay
               ----------------------
     additional amounts to an Lender pursuant to Section 2.10(a) or Section 2.10(b), or any Lender gives notice of the occurrence of any circumstances described in Section 2.10(c), Borrower may designate another lender which is acceptable to Agent in its reasonable discretion (such other lender being called a "Replacement Lender") to purchase the Advances of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Advances payable to such Lender plus any accrued but unpaid interest on such Advances and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to a Lender Addition Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved of all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

2.11 Interest.
     --------

          (a)  In General.  Interest accrued on the Notes through the last day
               ----------
     of each calendar month shall be paid on the fifth day of the following calendar month. Accrued interest shall also be paid on the Termination Date. Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

(b)  Balance Funded Rate Segment. A Balance Funded Rate Segment consisting of
     ---------------------------
any portion of a Construction/Lot Loan Tranche shall bear interest at the rate of 1.75% per annum. A Balance Funded Rate Segment consisting of any portion of a Gestation Loan Tranche shall bear interest at the rate of 0.65% per annum. A Balance Funded Rate Segment consisting of any portion of a Regular Tranche shall bear interest at the rate of 1.25% per annum.

          (c)  LIBOR Segments.  A LIBOR Segment consisting of any portion of a
               --------------
     Construction/Lot Loan Tranche shall bear interest at a rate per annum equal to the sum of LIBOR plus 1.75% per annum. A LIBOR Segment consisting of any portion of a Gestation Loan Tranche shall bear interest at a rate per annum equal to the sum of LIBOR plus 0.65% per annum. A LIBOR Segment consisting of any portion of a Regular Tranche shall bear interest at a rate per annum equal to the sum of LIBOR plus 1.25% per annum.

          (d)  Reference Rate Segment.  Each Reference Rate Segment (whether
               ----------------------
     consisting of a portion of a Construction/Lot Loan Tranche, a Gestation Loan Tranche or a Regular Tranche) shall bear interest at a rate per annum equal to the Reference Rate.

          (e)  Overdue Amounts.  Overdue principal, interest and other amounts
               ---------------
     shall bear interest for each day that such amounts are overdue (after, as and 4.00% per annum. Interest payable on overdue amounts shall be payable on demand.

(f)  Balance Funded Rate Agreements. If they so elect, Borrower and any Deposit
     ------------------------------
Holding Lender may enter into additional written agreements (each an Balance Funded Rate Agreement) providing for the maintenance by Borrower of deposit account balances with such Deposit Holding Lender in amounts sufficient to support Balance Funded Rate Segments from such Lender and the payment of any balance deficiency fees, provided, that (i) nothing in such Balance Funded Rate Agreement shall modify the circumstances under which interest due such Deposit Holding Lender shall be paid to Agent for the account of such Deposit Holding Lender, as set forth in Section 2.7(a); (ii) upon the written request of Agent following the occurrence of any Event of Default, Borrower and each Deposit Holding Lender shall deliver to Agent a certified copy of such Deposit Holding Lender's Balance Funded Rate Agreement, and Borrower and each Lender which is not a Deposit Holding Lender shall certify to Agent the absence of any such Balance Funded Rate Agreement; and (iii) the provisions of this Section 2.11(f) shall be controlling in the event of any conflict between such provisions and any such Balance Funded Rate Agreement.

2.12 Conversions. On the terms and subject to the limitations hereof, Borrower
     -----------
shall have the option at any time and from time to time to convert all or any portion of a Segment of one Type into a Segment or Segments of another Type or Types and to convert all or any portion of a Tranche of one Category into a Tranche or Tranches of another Category or Categories by making a Conversion Request upon Agent prior to 11:00 a.m. on the date on which such conversion is to be effective (which shall be a Business Day), which Conversion Request shall be promptly confirmed by Borrower by delivering to Agent a duly completed and executed Confirmation; provided, that after giving effect to such Conversion Request, (a) the aggregate principal amount of all Construction/Lot Loan Tranches outstanding under the Notes of all Lenders at any time shall not exceed the aggregate Collateral Value of Construction Loans and Lot Loans included in the Collateral held by Agent at such time, (b) the aggregate principal amount of all Construction/Lot Loan Tranches outstanding under any Lender's Notes at any time shall not exceed the product of the aggregate Collateral Value of Construction Loans and Lot Loans included in the Collateral held by Agent at such time multiplied by a fraction the numerator of which is the aggregate principal balance outstanding under such Lender's Notes at such time and the denominator of which is the aggregate principal balance outstanding under all Lenders' Notes at such time, (c) the aggregate principal amount of all Gestation Loan Tranches outstanding under the Notes of all Lenders at any time shall not exceed the aggregate Collateral Value of Eligible Gestation Mortgage Loans included in the Collateral held by Agent at such time, (d) the aggregate principal amount of all Gestation Loan Tranches outstanding under any Lender's Notes at any time shall not exceed the product of the aggregate Collateral Value of Eligible Gestation Mortgage Loans included in the Collateral held by Agent at such time multiplied by a fraction the numerator of which is the aggregate principal balance outstanding under such Lender's Notes at such time and the denominator of which is the aggregate principal balance outstanding under all Lenders' Notes at such time, (e) the aggregate principal amount of all Regular Tranches outstanding under the Notes of all Lenders at any time shall not exceed the remainder the Remainder Collateral Value at such time, and (f) the aggregate principal amount of all Regular Tranches outstanding under any Lender's Notes at any time shall not exceed the product of the Remainder Collateral Value at such time multiplied by a fraction the numerator of which is the aggregate principal balance outstanding under such Lender's Notes at such time and the denominator of which is the aggregate principal balance outstanding under all Lenders' Notes at such time. Any Conversion Request made Borrower under this Section shall be irrevocable. All conversions of Segments and Tranches must be made uniformly and ratably among Lenders.

SECTION 3.  COLLATERAL
            ----------

3.1  Collateral.
     ----------

          (a)  In General.  Pursuant to this Agreement and the Security
               ----------
     Agreement, and to secure the payment of the Obligations, Borrower grants Agent a security interest for the benefit of Lenders in and to certain "Collateral," as such term is defined in the Security Agreement. Borrower hereby confirms such grant in all respects and acknowledges and agrees that:

               (i) this Agreement as amended, modified, restated, or extended constitutes the "Loan Agreement" as defined in the Security Agreement;

               (ii) the Obligations (as defined herein) constitute "Obligations" secured by the security interests granted under the Security Agreement; and

               (iii) each of the Lenders now or in the future party to this Agreement constitutes a "Lender" (as defined in the Security Agreement) for all purposes of the Security Agreement.

          (b) Additional Collateral.  From time to time Borrower may grant Agent
              ---------------------
     for the benefit of Lenders a security interest in additional collateral pursuant to this Agreement and the Security Agreement. Borrower hereby agrees to execute all documents and instruments, and perform all other acts reasonably deemed necessary by Agent or the Required Lenders, to perfect the security interest of Agent for the benefit of Lenders in and to the collateral identified in the granting clause of the Security Agreement.

3.2  Delivery of Collateral. The Collateral shall be delivered to Agent for the
     ----------------------
benefit of the Lenders in accordance with the Security Agreement and the Attachments thereto.

3.3  Power of Attorney. Effective upon the occurrence of an Event of Default,
     -----------------
Borrower hereby irrevocably appoints Agent its attorney-in-fact, with full power of substitution, for and on behalf and in the name of Borrower, to (i) indorse and deliver to any Person any check, instrument or other paper coming into Agent's or any Lender's possession and representing payment made in respect of any Mortgage Note or Mortgage-Backed Security included in the Collateral or in respect of any other collateral for the Obligations including any Take-Out Commitment; (ii) prepare, complete, execute, deliver and record any assignment to Agent or to any other Person of any Mortgage relating to any Mortgage Note included in the Collateral; (iii) indorse and deliver any Mortgage Note or Mortgage-Backed Security included in the Collateral and do every other thing necessary or desirable to effect transfer of all or any part of the Collateral to Agent or to any other Person; (iv) take all necessary and appropriate action with respect to all Obligations and the items of Collateral to be delivered to Agent or held by Borrower in trust for Agent and Lenders including, without limitation, instruct any title company or closing agent to deliver any Mortgage Note or Mortgage Document held by it directly to Agent or its agent; (v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Commitment or any other part of the Collateral; and (vi) sign Borrower's name wherever appropriate to effect the performance of this Agreement. This section shall be liberally, not restrictively, construed so as to give the greatest latitude to Agent's power, as Borrower's attorney-in-fact, to collect, sell, and deliver any of the Collateral and all other documents relating thereto. The powers and authorities herein conferred on Agent may be exercised by Agent through any Person who, at the time of the execution of a particular instrument, is an authorized officer of Agent. The power of attorney conferred by this Section 3.3 shall become effective upon the occurrence, and remain effective during the continuance, of an Event of Default and is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or any Commitment is outstanding. All Persons dealing with Agent, any officer thereof, or any substitute attorney, acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this Section 3.3 as existing and continuing in full force and effect until advised by Agent that the Obligations have been fully and finally paid and satisfied and the Commitments have terminated.

3.4  Disposition of Collateral.
     -------------------------

          (a) Generally.  The disposition of Collateral shall be governed by the
              ---------
     Security Agreement.



          (b) Allocation of Mortgage Loans to Agency Pools; Eligible Gestation
              ----------------------------------------------------------------
     Mortgage Loan Status.  From time to time Borrower may, and prior to the
     --------------------
     delivery of any Pledged Mortgage Loans into an Agency Commitment Borrower shall, by execution and delivery to Agent of a duly completed Shipping Instruction Letter for Pools in the form of Exhibit E-1 hereto (a "Pool Shipping Instruction") and duly completed a transmittal letter in the form of Exhibit E-2 hereto (a "Pool Transmittal Letter"), together with the enclosures referred to therein, instruct Agent to deliver the Mortgage Notes relating to specific Pledged Mortgage Loans to the Agency Custodian for inclusion in a pool of Mortgage Loans backing Mortgage-Backed Securities issued or guaranteed by an Agency and may allocate such Pledged Mortgage Loans to status as Eligible Gestation Mortgage Loans for purposes of this Agreement and the Borrowing Base.

3.5  Concerning the Collateral Account and the Good Funds Wire Clearing Account.
     --------------------------------------------------------------------------
Borrower hereby expressly acknowledges that the Collateral Account, the Good Funds Wire Clearing Account, and any other of Borrower's accounts with any Lender are subject in all respects to the right of offset in favor of Agent granted under Section 11.10.

3.6  Borrower Appointed Agent. Each Lender hereby appoints Borrower (and, in the
     ------------------------
case of any Pledged Mortgage Loan originated by a Person other than Borrower also appoints such other Person) as its agent at the sole cost and expense of Borrower for purposes of (a) obtaining Appraisals with respect to the property covered by the Mortgages which relate to the Pledged Mortgage Loans and (b) otherwise complying with Appraisal Laws and Regulations.

SECTION 4.  CONDITIONS PRECEDENT
            --------------------

The obligation of each Lender to make Advances hereunder is subject to fulfillment of the conditions precedent stated in this Section 4.

4.1  Initial Borrowing. The obligation of each Lender to make its initial
     -----------------
Advance hereunder shall be subject to, in addition to the conditions precedent specified in Section 4.2 hereof, delivery to Agent of the following (each of the following documents being duly executed and delivered by each of the parties thereto and in form and substance satisfactory to Agent and Lenders, and, with the exception of the Notes, each in a sufficient number of originals that each Lender may have an executed original of each document):

          (a)  this Agreement;

          (b)  the Notes;

          (c)  the Security Agreement;

          (d) a copy of the articles of incorporation of Borrower as amended through the Agreement Date and as certified by the Secretary of State of the Commonwealth of Virginia as of a date no earlier than _____, 1999;

          (e) a certificate of the Secretary or Assistant Secretary of Borrower, dated as of the Agreement Date and certifying as to (i) resolutions of the board of directors of Borrower which authorize the execution and delivery on behalf of Borrower by certain officers of Borrower of this Agreement and the Notes, (ii) the incumbency of such officers, (iii) the validity of specimen signatures of such officers, (iv) the absence of any amendments to or rescission of the articles of incorporation of Borrower since _____, 1999, and since the date of the copy thereof certified by the Secretary of State of the Commonwealth of Virginia, and (v) the completeness and validity of the copy of the by-laws of Borrower (as amended through the Agreement Date) attached as an exhibit to such certificate;

          (f) a certificate from the Secretary of State of the Commonwealth of Virginia as to (i) the good standing of Borrower of a date no earlier than _____, 1999, and (ii) the existence of Borrower as of a date no earlier than _____, 1999;

          (g) a certificate from the Secretary of the Commonwealth of Pennsylvania as to (i) the good standing of Borrower of a date no earlier than _____, 1999, and (ii) the authority of Borrower to do business in Pennsylvania as of a date no earlier than _____, 1999;

          (h) a written opinion of legal counsel to Borrower as to the matters set forth in Schedule 4.1(h) and such other matters as Agent or its counsel may require;

          (i) tax, judgment and Uniform Commercial Code lien searches in the appropriate offices in the State of Virginia [and Uniform Commercial Code lien searches in the appropriate offices in the State of Pennsylvania];

          (j) Uniform Commercial Code financing statements prepared for filing in the appropriate offices in the State of Virginia [and the State of Pennsylvania]; and

          (k) such other documents Agent or any Lender may reasonably request hereunder or as referenced in Schedule 4.1(k).

In addition, the obligation of each Lender to make its initial Advance shall be subject to the condition that Borrower shall have paid, or reimbursed Agent for, the fees, service charges and expenses of Dorsey & Whitney LLP, Agent's legal counsel, in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents, if and to the extent that Borrower has received a statement therefor prior to the making of such

Advance.

4.2  All Borrowings. The obligation of each Lender to make any Advance and to
     --------------
fund any Borrowing pursuant to this Agreement is subject to the following further conditions precedent:

          (a) prior to 11:00 a.m. on the Borrowing Date, Agent shall have received a Borrowing Request from Borrower, which Borrowing Request shall be promptly confirmed by Borrower by delivering to Agent a duly completed and executed Confirmation;

          (b) subject to the provisions of the Security Agreement, all Property in which Borrower has granted a Lien to Agent for the benefit of Lenders shall have been physically delivered to the possession of Agent or any bailee acceptable to Agent to the extent that such possession is necessary or appropriate for the purpose of perfecting the Lien of Agent for the benefit of Lenders in such collateral;

          (c) the representations and warranties of Borrower contained in this Agreement or any other Loan Document (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the Borrowing Date;

          (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the Borrowing Date; and

          (e) the Collateral Account and the Good Funds Wire Clearing Account shall be established and in existence.

     Each Borrowing Request shall be deemed to constitute a representation and warranty by Borrower on the Borrowing Date set forth therein as to the facts specified in Sections 4.2(c) and (d).

SECTION 5.  BORROWER REPRESENTATIONS AND WARRANTIES
            ---------------------------------------

Borrower represents and warrants as follows:

5.1  Organization and Good Standing. Borrower (a) is a corporation duly
     ------------------------------
incorporated and existing in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.2  Authorization and Power. Borrower has the corporate power and requisite
     -----------------------
authority to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party; Borrower is duly authorized to and has taken all corporate action necessary to authorize it to, execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and is and will continue to be duly authorized to perform this Agreement, the Notes and such other Loan Documents.

5.3  No Conflicts or Consents. Neither the execution and delivery by Borrower of
     ------------------------
this Agreement, the Notes or the other Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any Requirement of Law to which Borrower is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which the Property of Borrower may be subject, or (b) result in the creation or imposition of any Lien, other than the Liens granted to Agent for the benefit of Lenders pursuant to the Security Agreement and this Agreement, on the Property of Borrower.

5.4  Enforceable Obligations. This Agreement, the Notes and the other Loan
     -----------------------
Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

5.5  Priority of Liens. Agent has a valid, enforceable, perfected, first-
     -----------------
priority Lien and security interest for the benefit of Lenders in (i) each Mortgage Loan heretofore identified on a Agreement to Pledge delivered to Agent and not subsequently released by Agent pursuant to the Existing Loan Agreement, or this Agreement, and (ii) each Take-Out Commitment of Borrower. Upon delivery to Agent of a Agreement to Pledge identifying a Wet Mortgage Loan and the funding by Lenders of the Warehouse Advances (or by Agent of the Swing Advance or L/C Advance) requested in connection therewith, Agent will have valid, enforceable, perfected, first priority Liens and security interests for the benefit of Lenders in such Wet Mortgage Loan and in all Mortgage Documents related thereto.

5.6  No Liens. Borrower has good and indefeasible title to the Collateral. All
     --------
of the Collateral is free and clear of all Liens and other adverse claims of any nature, other than Liens of the type set forth in clauses (a), (b), (c), (d), and (k) of the definition of Permitted Liens.

5.7  Financial Condition. Borrower has delivered to Agent and Lenders copies of
     -------------------
the balance sheet of Borrower as of December 31, 1998, and the related statements of income, stockholders' equity and cash flows for the fiscal year ended such date; such financial statements fairly present the financial condition of Borrower as of such date and the results of operations of Borrower for the period ended on such date and have been prepared in accordance with GAAP; except as has been disclosed in writing to Agent and Lenders, as of the date thereof, there were no material obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations and forward or long-term commitments) of Borrower which are not reflected in such financial statements; and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of Borrower since the date of such financial statements. Borrower has also delivered to Agent and Lenders copies of the balance sheet of Borrower dated as of July 31, 1999 and the related statements of income, and cash flows as of such date; such financial statements fairly present the financial condition of Borrower as of such date and have been prepared in accordance with GAAP, subject to normal year-end adjustments;

except as has been disclosed in writing to Agent and Lenders as of the date thereof, there were no material obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations and forward or long-term commitments) of Borrower which are not reflected in such financial statements; and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of Borrower since the date of such financial statements.

5.8  Full Disclosure. There is no material fact that Borrower has not disclosed
     ---------------
to Agent and Lenders which could have a Material Adverse Effect. Neither the financial statements referred to in Section 5.7 hereof, nor any Borrowing Request, officer's certificate or statement delivered by Borrower to Agent or any Lender in connection with this Agreement, contains any untrue statement of material fact.

5.9  No Default. Borrower is not in default under any loan agreement, mortgage,
     ----------
security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound, which default could have a Material Adverse Effect.

5.10 No Litigation. Except as set forth on Schedule 5.10, there are no material
     -------------
actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower the adverse determination of which could constitute a Material Adverse Effect and as to which there is a reasonable likelihood of an adverse determination.

5.11 Taxes.  All tax returns required to be filed by Borrower in any
     -----
jurisdiction and which, if not filed, could have a Material Adverse Effect have been filed and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises which, if not paid, could give rise to a Lien thereon having a Material Adverse Effect, have been paid prior to the time that such taxes could give rise to such Lien, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of Borrower. Borrower has no knowledge of any proposed or threatened tax assessment against Borrower which could have a Material Adverse Effect.

5.12 Principal Office, etc. As of the date hereof, the principal office, chief
     ---------------------
executive office and principal place of business of Borrower is located at 7601 Lewinsville Road, Suite 302, McLean, Virginia 22102, County of
Fairfax.

5.13 Compliance with ERISA.
     ---------------------

          (a) Borrower has not violated the fiduciary responsibility rules of Subtitle B of Title I of ERISA with respect to any Plan or any Welfare Plan in a manner that could subject Borrower to, or cause Borrower to incur, liability in respect of an action or a suit for damages, or a penalty, under ERISA, or an excise tax under Section 4975 of the Code, which action, suit, penalty or tax, in any case, would be materially adverse to Borrower.

          (b) Each of Borrower and each Related Person has fulfilled its obligations under the minimum funding standards of Section 412 of the Code and Section 302 of

     ERISA with respect to each Plan as to which a failure to fulfill such obligations could have a Material Adverse Effect; neither Borrower nor any Related Person has incurred, nor are any of them aware of facts which would cause them reasonably to conclude that any of them are likely to incur any material liability to the PBGC, other than for the payment of premiums; and neither Borrower nor any Related Person has incurred, nor are any of them aware of facts which would cause them reasonably to conclude that any of them are likely to incur, any material liability to any Plan or any Welfare Plan, other than for the payment of contributions in the ordinary course. Each Plan and each Welfare Plan is in compliance in all respects with, and has been operated and administered in accordance with the applicable provisions of, ERISA, the Code and each other applicable Federal or state law except to the extent the failure to so comply, or to so operate or administer any such Plan and any such Welfare Plan, would not be materially adverse to Borrower. No event or condition is occurring or exists and neither Borrower nor any Related Person is aware of any facts which would cause them reasonably to conclude that any event or condition will likely occur or exist with respect to any Plan concerning which Borrower would be under an obligation to furnish a report to Agent in accordance with Section
     6.17 hereof.

          (c) Full payment has been timely made of all amounts which Borrower or any Related Person is required under applicable law, the terms of each Plan or any applicable collective bargaining agreement to have paid as contributions to each Plan with respect to which a failure to make such payment could have a Material Adverse Effect and no accumulated funding deficiency under Section 412 of the Code or Section 302 of ERISA, whether or not waived, exists or is expected to exist with respect to any Plan which could have a Material Adverse Effect. As of the most recent valuation date of each Plan, each Plan was "fully funded." For purposes of this Section 5.13, "fully funded" means that the fair market value of the assets of each Plan (determined separately for each Plan and not in the aggregate) is not less than the present value of the accrued benefits of all participants in each Plan (determined separately for each Plan and not in the aggregate), computed on a Plan termination basis by more than $2,000,000.

          (d) Neither Borrower nor any Related Person is or has ever been obligated to contribute to any "multiple employer plan" (within the meaning of Section 4063 of ERISA) or to any Multiemployer Plan.

          (e) The present value (determined in accordance with FAS 106 and using actuarial and other assumptions which are reasonable in respect of the benefits provided and the participants) of the liability of Borrower and each Related Person for post-retirement benefits under any and all Welfare Plans, whether written or unwritten, which are or have been established or maintained, or to which contributions are or have been made, by Borrower or any of its Related Persons does not materially exceed the assets under all such Welfare Plans allocable to such benefits.

          (f) No failure to comply with Code Section 4980B or Part 6 of Title I of ERISA exists or has occurred with respect to any Welfare Plan.

5.14 Ownership. The Parent owns, beneficially, of record and either directly or
     ---------
indirectly, 100% of the issued and outstanding shares of capital stock of Borrower. Neither any "person" nor any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) is the "beneficial owner" (as defined in Rule 13d-3 under such act) of more than 50% of the total aggregate voting power of all classes of voting stock of the Parent and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis.

5.15 Subsidiaries. Borrower has no Subsidiaries other than Permitted
     ------------
Subsidiaries. Neither Borrower nor any Subsidiary has any interest in any joint venture, partnership or other Person, except to the extent that such an interest is a Permitted Investment.

5.16 Indebtedness. Borrower has no Indebtedness outstanding other than the
     ------------
Obligations and the other Indebtedness permitted by Section 7.2.

5.17 Permits, Patents, Trademarks, etc.
     ----------------------------------

          (a) Borrower has all permits, licenses and governmental authorization necessary for the operation of its business. All such permits, licenses and governmental authorizations are in good standing and Borrower is in compliance with all material terms of such permits, licenses and governmental authorizations.

          (b) Borrower owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names (including the name "NVR Mortgage Finance, Inc.") and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any known material conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of Borrower.

5.18 Status Under Certain Federal Statutes. Borrower is not (a) a "holding
     -------------------------------------
company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended,
(b) a "public utility," as such term is defined in the Federal Power Act, as amended, (c) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (d) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. (S)11301(b)(1) is applicable.

5.19 Securities Acts and Securities Credit Transaction Regulations. Borrower has
     -------------------------------------------------------------
not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes. Borrower is not a party, whether as a customer or a creditor, to any transaction that is subject to the Securities Credit Transaction Regulations.

5.20 Pollution Control. Borrower is in compliance with, and to the best of
     -----------------
Borrower's knowledge, Borrower has, at all times since its incorporation, been in material compliance with, all Requirements of Law relating to the environment, hazardous material or pollution control.

5.21 No Approvals Required. Other than consents and approvals previously
     ---------------------
obtained and actions previously taken, neither the execution and delivery of this Agreement, the Notes and the other Loan Documents to which Borrower is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by Borrower of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over Borrower or any of its Property.

5.22 Material Agreements with Affiliates. Except as set forth on Schedule 5.22,
     -----------------------------------
Borrower is not party to any material agreement, whether written or oral, with the Parent or any other Affiliate of Borrower. As used in the preceding sentence, "material agreement" includes any agreement in which the fair value of the consideration paid or performance due any party exceeds $100,000 and "with the Parent or any other Affiliate of Borrower" includes any direct or indirect agreement with the Parent or any other Affiliate of Borrower.

5.23 Taxpayer Identification. The Federal tax employer identification number of
     -----------------------
Borrower is 25-1664458.

5.24 Not an Insider. Neither Borrower nor the Parent, or any other Affiliate of
     --------------
Borrower is, and no person having "control" as defined in 12 U.S.C. (S)375(b)(9) of Borrower or of any of the Parent or any other Affiliate of Borrower is, an "executive officer," "director," or "principal shareholder" (as such terms are defined in 12 U.S.C. (S)375(b)(9) and the regulations promulgated pursuant thereto) of any Lender, of any bank holding company of which any Lender is a Subsidiary, or of any Subsidiary of any bank holding company of which any Lender is a Subsidiary.

5.25 Survival of Representations. All representations and warranties by Borrower
     ---------------------------
herein shall survive delivery of the Notes and the making of the Advances, and any investigation at any time made by or on behalf of Agent or any Lender shall not diminish the right of Agent or any Lender to rely thereon.

5.26 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of
     --------------------
all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, including and after December 31,
1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) implemented in all material respects that plan in accordance with that timetable. Based on the foregoing, Borrower has no reason to believe that the Year 2000 Problem will result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of Borrower and its Subsidiaries, or Borrower's ability to repay Lenders.

SECTION 6.  AFFIRMATIVE COVENANTS
            ---------------------

Borrower shall at all times comply with the covenants contained in this Section 6, from the date hereof and for so long as any part of the Obligations or any Commitment is outstanding.

6.1  Financial Statements and Reports. Borrower shall furnish to each Lender the
     --------------------------------
following, all in form and detail reasonably satisfactory to Lenders:

          (a) Promptly after becoming available, and in any event within 90 days after the close of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its Subsidiaries, if any, as of the end of such year, and the related consolidated statement of income of Borrower and its Subsidiaries accompanied by the related report of independent certified public accountants reasonably acceptable to the Required Lenders which report shall be unqualified and to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred, and accompanied by audited financials (including balance sheets, profit and loss statements, statements of cash flow, and any other financial statements, reports, or information specified by Agent) of the Parent reflecting the corresponding figures as of the end of and for the preceding fiscal year in comparative form, together with the related report prepared by an independent certified public accountant reasonably acceptable to Required Lenders;

          (b) Promptly after becoming available, and in any event within 30 days after the end of each month, a consolidated balance sheet of Borrower and its Subsidiaries, if any, as of the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries, if any, for such month and the period from the beginning of the current fiscal year of Borrower through the end of such month, (i) certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments, and (ii) accompanied by a completed Officer's Certificate in the form of Exhibit I hereto, executed by the president or chief financial officer of Borrower;

          (c) Promptly (i) upon receipt thereof, a copy of each other report submitted to Borrower or any affiliate of Borrower by independent accountants in connection with any annual, interim or special audit of the books of such Person and (ii) upon preparation thereof, a copy of each audit report regarding Borrower submitted to FNMA, FHLMC or GNMA;

          (d) Simultaneously with the delivery of the financial information set forth in Section 6.1(b), a report in detail satisfactory to Agent setting forth, for the calendar month to which such financial information relates, all Permitted Intercompany Payables, all receivables from Affiliates, all transactions of Borrower which give rise to Permitted

     Intercompany Payables, all receivables from affiliates, all transactions of Borrower which give rise to Permitted Intercompany Payables and all transactions of Borrower with any Affiliate of Borrower;

          (e) Promptly and in any event within 30 days after the end of each month, management report regarding Borrower's commitment position, pipeline position, mortgage servicing/delinquency and production;

          (f) No later than 11:00 a.m. on each Business Day, a Take-Out Report, properly completed by an officer of Borrower, setting forth, as of the close of business on the preceding Business Day, the Weighted Average Take-Out Price; and

          (g) Such other information concerning the business, Properties or financial condition of Borrower, any Affiliate or any Investor as Agent or any Lender may reasonably request.

6.2  Taxes and Other Liens. Borrower shall pay and discharge promptly all taxes,
     ---------------------
assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property and could have a Material Adverse Effect; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Borrower and if Borrower shall have set up reserves therefor which are adequate under GAAP.

6.3  Maintenance. Borrower shall (i) maintain its corporate existence, rights
     -----------
and franchises; (ii) observe and comply in all material respects with all Requirements of Law, and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

6.4  Further Assurances. Borrower shall, within 3 Business Days (or, in the case
     ------------------
of Mortgage Notes or other Mortgage Documents returned to Borrower under a Trust Receipt, the period specified in such Trust Receipt), after the request of Agent or any Lender, cure any defects in the execution and delivery of any Note, this Agreement or any other Loan Document and Borrower shall, at its expense, promptly execute and deliver to Agent and Lenders upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the Obligations set out herein or in any of the other Loan Documents, or to perfect, protect or preserve any Liens created (or intended to be created) pursuant to any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

6.5  Reimbursement of Expenses. Borrower shall, within 10 Business Days of
     -------------------------
notice of the amount thereof (which notice shall include appropriate evidence of the amount of such reimbursable item) pay (i) all reasonable legal fees incurred by Agent (including, without limitation, the fees, service charges and expenses of Dorsey & Whitney LLP, legal counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (ii) all fees, charges or taxes for the recording or filing of the Security Instruments, (iii) all shipping, postage and transfer costs incurred by Agent in connection with the administration of this Agreement, the Notes and the other Loan Documents, including courier expenses incurred in connection with the Collateral as provided in the Custodial Fee Letter, and (iv) all amounts expended, advanced or incurred by Agent or any Lender to satisfy any obligation of Borrower under this Agreement or any of the other Loan Documents or to collect any Note, or to enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents, which amounts shall include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses, reasonably incurred by Agent or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in each Note on each item specified in clauses (i) through (iv) from 30 days after the date of written demand or request for reimbursement until the date of reimbursement; provided, however, that Borrower shall, prior to the first Advance (if and to the extent that Borrower has received a statement therefor, which statement shall constitute appropriate evidence of the amount thereof), pay, or reimburse Agent for, the fees, service charges and expenses of Dorsey & Whitney LLP, Agent's legal counsel, in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents.

6.6  Insurance. Borrower shall maintain with financially sound and reputable
     ---------
insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Borrower shall cause the improvements on the land covered by each Mortgage relevant to Mortgage Loans included in the Mortgage Collateral to be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters or certificates of insurance, with a standard mortgagee clause in favor of Borrower and its assigns. Each such policy must be in an amount no less than the lesser of the maximum insurable value of the improvements or the original principal amount of the relevant Mortgage Loan, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Agent or any Lender, Borrower shall furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower in form satisfactory to the Person requesting such summary and if requested shall furnish Agent copies of the applicable policies. Agent shall promptly distribute copies of any summaries and policies received by it under this Section 6.6 to any Lender which so requests.

6.7  Accounts and Records; Servicing Records. Borrower shall keep books of
     ---------------------------------------
record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business activities, in accordance with GAAP. Borrower shall implement and maintain administrative and operating procedures (including without limitation, an ability to recreate all material records pertaining to the performance of Borrower's obligations under the Servicing Agreements in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by Borrower of its obligations under the Servicing Agreements.

6.8  Appraisals. Borrower shall obtain and maintain a copy of an Appraisal with
     ----------
respect to the underlying property covered by the Mortgage which relates to each Pledged Mortgage Loan, shall require that all Appraisals delivered to it in connection with the Pledged Mortgage Loans (whether originated by Borrower or purchased by it) comply in all respects with the Appraisal Laws and Regulations, shall implement and maintain administrative and operating procedures which permit Borrower, Agent and Lenders to verify such compliance, and shall permit and shall use all reasonable efforts to cause each Person from whom it purchases Mortgage Loans to permit any officer, employee or agent of Agent or any Lender to visit and inspect the Properties of Borrower and such Person relevant to such compliance, to inspect the records of Borrower and such Person relevant to such compliance, to take copies and extracts therefrom, and to discuss the Appraisals relevant to the Mortgage Loans from time to time pledged to Agent for the benefit of Lenders with the responsible officers, employees and agents (including any third party appraisers) of Borrower and such Person, at all such reasonable times (which may include unannounced "spot" checks) and as often as Agent or any Lender may desire.

6.9  Right of Inspection. Borrower shall permit any officer, employee or agent
     -------------------
of Agent or any Lender to visit and inspect any of the Properties of Borrower, examine Borrower's Servicing Records and books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with Borrower's officers, accountants and auditors, all at such reasonable times upon reasonable notice and as often as Agent or any Lender may desire.

6.10 Notice of Certain Events. Borrower shall promptly notify Agent and each
     ------------------------
Lender (i) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; (ii) the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely determined, could have a Material Adverse Effect; (iii) the occurrence of any dispute between Borrower and any Governmental Authority or any other Person which, if adversely determined, could have a Material Adverse Effect; (iv) the occurrence of any event or condition which, if adversely determined, would have a Material Adverse Effect; or (v) obtaining knowledge of any event or condition if the effect thereof is to cause or permit with the giving of notice or lapse of time or both the holder of any promissory note, debenture or other evidence of Indebtedness of Borrower to cause such Indebtedness to become due prior to its stated maturity.

6.11   Performance of Certain Obligations.  Borrower shall perform and observe
       ----------------------------------
in all material respects each of the provisions of each Agency Commitment, each Take-Out Commitment and each of the Servicing Agreements on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral "covered" (within the meaning given such term in Section 6.20) by an Agency Commitment or a Take-Out Commitment comply with the requirements thereof.

6.12   Use of Proceeds; Margin Stock. The proceeds of the Advances shall be used
       -----------------------------
by Borrower solely for the funding and acquisition of Mortgage Loans in the ordinary course of Borrower's business, including the refinancing of Eligible Mortgage Loans funded or acquired by Borrower in the ordinary course of business with its own funds. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither Borrower nor any Person acting on behalf of Borrower shall (i) take any action in violation of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, (ii) violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, or (iii) engage in any transaction which is subject to the Securities Credit Transaction Regulations.

6.13   Notice of Default. Borrower shall furnish to Agent and to each Lender
       -----------------
immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

6.14   Compliance with Loan Documents. Borrower shall promptly comply with any
       ------------------------------
and all covenants and provisions of this Agreement, the Notes and the other Loan Documents.

6.15   Compliance with Material Agreements.  Borrower shall comply in all
       -----------------------------------
material respects with all material agreements, indentures, or documents binding on it or affecting its Property or business.

6.16   Operations and Properties. Borrower shall act in accordance, in all
       -------------------------
material respects, with all Requirements of Law and customary industry standards in managing and operating its Property.

6.17   ERISA and Plans. As soon as practicable, and in any event within 10 days
       ---------------
after an officer of Borrower or any Related Person knows or reasonably should know that any of the events or conditions specified below has occurred or exists, or is expected to occur or exist, Borrower shall deliver to Agent an officer's certificate executed by the president or any vice president of Borrower and setting forth details respecting such event or condition and the action, if any, that Borrower or any Related Person proposes to take with respect thereto (and a copy of any notice or report filed with, given to or received from the PBGC, the Internal Revenue

Service or the Department of Labor with respect to such event or condition);

          (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code and shall be required to be reported pursuant to this subsection (a));

          (b) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan or the amendment of any Plan in a manner which would be treated as a termination of such Plan under
     Section 4041(e) of ERISA;

          (c)  a substantial cessation of operations within the meaning of
     Section 4062(e) of ERISA under circumstances which could result in the treatment of Borrower or any Related Person as a substantial employer under a "multiple employer Plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to Borrower or any Related Person;

          (d) the institution by the PBGC of proceedings under Section 4062 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (e) the complete or partial withdrawal by Borrower or any Related Person under Section 4063, 4203 or 4205 or ERISA from a Plan which is a "multiple employer Plan" or a Multiemployer Plan, or the receipt by Borrower or any Related Person of notice from a Multiemployer Plan that it is in reorganization or it is insolvent pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate under Section 4041A of ERISA or from a "multiple employer Plan" that it intends to terminate; and

          (f) any event or series of events occurs or exists which could reasonably by expected to result in (i) a material liability on the part of Borrower or any Related Person under Title IV of ERISA, (ii) the institution of a proceeding against Borrower or any Related Person to enforce Section 515 of ERISA, or (iii) the imposition of a Lien on any Property of Borrower or any Related Person pursuant to Section 4068 of ERISA or Section 412(n) of the Code.

6.18   Environmental Matters.  Borrower shall comply in all material respects
       ---------------------
with all Requirements of Law relating to the environment, hazardous materials or pollution control and where noncompliance could have a Material Adverse Effect and shall furnish to Agent and to each Lender immediately upon becoming aware of any claim under any such Requirement of Law, a written notice specifying the nature of such claim, the Person bringing such claim and the action which Borrower is taking or proposes to take with respect thereto.

6.19   Take-Out Commitments; Coverage. Borrower shall enter into and maintain
       ------------------------------
Agency Commitments and Take-Out Commitments sufficient at all times to cover each Mortgage Loan (except Investment Mortgage Loans, Construction Loans, and Lot Loans) and Mortgage-Backed Security included in the Mortgage Collateral (including any Mortgage-Backed Security to be issued or guaranteed pursuant to an Agency Commitment by which Mortgage Loans included in the Collateral are covered). For purposes of this Agreement, a Mortgage Loan or Mortgage-Backed Security shall be "covered" by an Agency Commitment or a Take-Out Commitment if and only if (i) such Mortgage Loan or Mortgage-Backed Security is of a type, including as to amount, maturity and rate or yield, which satisfies the requirements of such Agency Commitment or Take-Out Commitment, (ii) the sum of the principal amount of such Mortgage Loan or Mortgage-Backed Security and the principal amounts of the Mortgage Loans or Mortgage-Backed Securities previously assigned to such Agency Commitment or Take-Out Commitment for purposes of determining coverage do not exceed the maximum amount thereof, (iii) with respect to Mortgage Loans, the documentation and underwriting of each such Mortgage Loan complies in all respects with the requirements of such Agency Commitment or Take-Out Commitment and (iv) with respect to Mortgage Loans covered by an Agency Commitment, any Mortgage-Backed Security to be issued or guaranteed pursuant thereto is covered by a Take-Out Commitment. For purposes of Sections 3.7 and 3.8 and any Agreement to Pledge , a Mortgage Loan shall be "covered" by a Take-Out Commitment only if it is either (x) saleable directly into a Take-Out Commitment as a Mortgage Loan rather than as part of a Mortgage-Backed Security or (y) covered by both an Agency Commitment and a Take-Out Commitment.

6.20   Failure to Close a Wet Mortgage Loan. Borrower shall make a mandatory
       ------------------------------------
repayment in an amount equal to the Collateral Value (determined as if such Wet Mortgage Loan had closed) of any Wet Mortgage Loan listed in a Agreement to Pledge within one (1) Business Day of the date such Mortgage Loan was to have closed, if (i) such Wet Mortgage Loan shall not have closed before the close of business on the Business Day after the date of delivery of such Agreement to Pledge) and (ii) Borrower shall have received Advances to fund the payment of the proceeds of such Mortgage Loan. Borrower shall give Agent notice of each repayment pursuant to this Section 6.20, which notice shall identify the Wet Mortgage Loan which has not closed, contemporaneously with the making of such repayment.

6.21   Year 2000 Compliance. Borrower will promptly notify the Agent in the
       --------------------
event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure is not reasonably expected to cause a Material Adverse Effect.

SECTION 7.  NEGATIVE COVENANTS
            ------------------

Borrower shall at times comply with the covenants contained in this Section 7, from the date hereof and for so long as any part of the Obligations or any Commitment is outstanding.

7.1    No Merger. Borrower shall not merge or consolidate with or into any
       ---------
corporation, nor shall Borrower acquire by purchase or otherwise all or substantially all of the assets (except to the extent that such assets consist solely of Mortgage Notes, Mortgage-Backed Securities and rights to service Mortgage Loans) or capital stock of any Person.

7.2    Limitation on Indebtedness. Borrower shall not incur, create, contract,
       --------------------------
assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except (a) Repurchase Agreements, (b) Permitted Intercompany Payables, (c) Indebtedness, including the Obligations, secured by Permitted Liens and by no other Liens on the Property of Borrower, (d) liabilities in respect of unfunded vested benefits under a Plan as determined in accordance with ERISA, to the extent permitted under Section 7.16,
(e) liabilities as lessee under leases which have been or, in accordance with GAAP, should be classified as capitalized leases in an aggregate amount not greater than $5,000,000, (f) Investment Line of Credit Indebtedness, (g) other Indebtedness in an aggregate amount at any time outstanding not greater than $1,000,000.

7.3    Fiscal Year, Method of Accounting. Borrower shall not change its fiscal
       ---------------------------------
year or method of accounting.

7.4    Business. Borrower shall not, directly or indirectly, engage in any
       --------
business other than that currently engaged in by Borrower or any other business customarily engaged in by other Persons in the mortgage banking business.

7.5    Liquidations, Consolidations and Dispositions of Substantial Assets.
       -------------------------------------------------------------------
Borrower shall not dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business; provided, however, that subject to the Security Agreement nothing in this Section 7.5 shall be construed to prohibit Borrower from selling Servicing Rights, Mortgage Notes or Mortgage-Backed Securities in the ordinary course of its business.

7.6    Loans, Advances and Investments. Borrower shall not make any loan (other
       -------------------------------
than loans made in the ordinary course of its business as a mortgage company), advance, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

          (a)  Cash Equivalents;

          (b) Any acquisition of securities or evidences of indebtedness of others when acquired by Borrower in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidence of indebtedness is not material to the business or financial condition of Borrower;

          (c) Mortgage-Backed Securities and Mortgage Notes acquired in the ordinary course of Borrower's business;

          (d) Loans and advances to (i) employees, officers and directors of Borrower or any Affiliate of Borrower or (ii) the Parent and other Affiliates of Borrower which are neither Subsidiaries nor Persons which would, if organized as a corporation and Borrower owned a sufficient interest therein, constitute a Subsidiary of Borrower, in an aggregate principal amount outstanding at any one time not to exceed $250,000 (or such larger amount as Agent may, in its sole discretion, approve in writing prior to the making thereof); and

          (e) Capital contributions to Permitted Subsidiaries, and other Persons which would, if organized as a corporation and Borrower owned a sufficient interest therein, constitute a Permitted Subsidiary in an aggregate amount not greater than $1,000,000.

7.7  Use of Proceeds. Borrower shall not permit the proceeds of the Advances to
     ---------------
be used for any purpose other than those permitted by Section 6.12. Borrower shall not, directly or indirectly, use any of the proceeds of the Advances for the purpose of engaging in any transaction which is subject to the Securities Credit Transaction Regulations.

7.8  Actions with Respect to Collateral.  Borrower shall not:
     ----------------------------------

          (a) Compromise, extend, release, or adjust payments on any Mortgage Loan included in the Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any such Mortgage Loan, or release any Mortgage securing any Mortgage Loan;

          (b) other than pursuant to pair-offs in the ordinary course of business, agree to the amendment or termination of any Take-Out Commitment included in the Collateral or to the substitution of any Take-Out Commitment for such a Take-Out Commitment without the consent of Agent;

          (c) transfer, sell, assign, or deliver any Collateral pledged to Agent to any Person other than Agent, except in accordance with the Security Agreement; or

          (d) grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Collateral except for (i) Liens granted to Agent for the benefit of Lenders to secure the Obligations, (ii) such non-consensual Liens may be deemed to arise as a matter of law pursuant to any Take-Out Commitment,
     (iii) Liens permitted under Section 6.2 to the extent that such Liens constitute Permitted Liens, (iv) Liens which constitute Permitted Liens under clauses (f) and (g) of the definition of Permitted Liens.

7.9  Adjusted Tangible Net Worth. The Adjusted Tangible Net Worth of Borrower at
     ---------------------------
any date shall not be less than $11,500,000.

7.10 Liabilities to Adjusted Tangible Net Worth Ratios. The ratio of (a) the
     -------------------------------------------------
Total Liabilities, excluding (i) net deferred taxes, (ii) Advances to the extent of the aggregate Collateral Value of all Eligible Gestation Mortgage Loans, and
(iii) obligations of Borrower in respect of Repurchase Agreements, of Borrower to (b) the Adjusted Tangible Net Worth of Borrower shall not average more than
12.0 to 1.0 at any reporting time pursuant to Section 6.1, and never, at any time, exceed 17.5 to 1.0.

7.11 Restrictions on Dividends, Returns of Capital and Servicing Proceeds
     --------------------------------------------------------------------
Distributions.  Borrower shall not directly or indirectly declare or make, or
-------------
incur any liability to make, any Dividend, Return of Capital unless, prior thereto, Borrower shall have submitted to Agent a certificate of its President or Chief Financial Officer certifying that no Default or Event of Default exists or would result therefrom and, in the case of any Return of Capital, demonstrating the amount and source of such return or distribution.

7.12 Transactions with Affiliates.
     ----------------------------

          (a) Borrower shall not enter into any transactions, including, without limitation, any purchase, sale, lease or exchange of property or services with or the incurring of Indebtedness to any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; and
          (b) the aggregate amount paid or payable by Borrower to Affiliates of Borrower exclusive of Permitted Dividends, Permitted Tax Payments, payments in respect of Permitted Intercompany Payables, Permitted Returns of Capital, and Permitted Servicing Proceeds Distributions shall not exceed $250,000 in the aggregate in any twelve month period.

7.13 Liens.  Borrower shall not grant, create, incur, assume, permit or suffer
     -----
to exist any Lien which is not a Permitted Lien upon any of its Property, including without limitation any and all of Borrower's Mortgage Loans, Mortgage-Backed Securities (except as permitted under Section 7.8(d)) and Servicing Rights and the proceeds from any thereof.

7.14 Compliance with ERISA.  Borrower shall not, and shall not permit any
     ---------------------
Related Person to:

          (a) (i) engage in any transaction in connection with which Borrower or any Related Person could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) fail to make full payment when due of all amounts which would be deductible by Borrower or any Related Person and which, under the provisions of any Plan, applicable law or applicable collective bargaining agreement, Borrower or any Related Person is required to pay as contributions thereto, or (iii) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan or a "multiple employer Plan"), if, in the case of any of clause (i), (ii) or (iii) above such penalty or tax, or the failure to make such payment, or the existence of such deficiency, as the case may be, will likely have a material adverse effect on the financial position of Borrower;

          (b) permit the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under each Plan maintained, established or contributed to at such time by Borrower or any of its Related Persons (other than Multiemployer Plans or "multiple employer plans") to exceed $2,000,000; or

          (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to all Plans which are "multiple employer plans" and all Multiemployer Plans incurred by Borrower or any Related Person to exceed $50,000.

7.15 Change of Principal Office. Borrower shall not (a) change the location of
     --------------------------
its principal office, chief executive office and principal place of business from that specified in Section 5.12 or (b) change its name, identity or corporate structure to such an extent that any financing statement filed by Agent in connection with this Agreement would become seriously misleading, unless it shall have given Agent at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps as Agent or the Required Lenders may deem necessary or desirable to continue the perfection and priority of the Liens in favor of Agent for the benefit of Lenders granted in connection herewith.

7.16 Tax Payments.  Except in accordance with the Tax Allocation Agreement,
     ------------
Borrower shall not make any payments to or on behalf of the Parent or any Affiliate of Borrower in respect of taxes.

7.17 Tax Allocation Agreement. Borrower shall not permit the amendment or
     ------------------------
modification of the Tax Allocation Agreement in any way which has an adverse effect on Borrower.

7.18 Permitted Subordinated Indebtedness.  Borrower shall not increase the
     -----------------------------------
outstanding amount of the Permitted Subordinated Indebtedness, modify or amend the Parent Note without providing a copy of the Parent Note, as modified, to Agent within 20 days after execution of the Parent Note, or make any payment in respect of the Parent Note; provided, that so long as no Default or Event of Default exists or would result therefrom, Borrower may borrow, repay and reborrow under the Parent Note.

SECTION 8.  EVENTS OF DEFAULT
            -----------------

8.1  Nature of Event.  An Event of Default shall exist if any one or more of the
     ---------------
following occurs:

          (a) Borrower fails to make any payment of principal of or interest on any Note, or payment of any fee, expense or other amount due hereunder, under any of the Notes or under any other Loan Document, on or before the date such payment is due;

          (b) Borrower fails to observe or perform (i) any term, covenant or agreement set forth in Sections 2.3(b)(iii), 2.5, 6.13, 6.17, 6.19, or 6.20 or Section 7 (other than Sections 7.11, 7.12, 7.16, 7.18, and 7.14, which
     Section 7.14 is governed by Section 8.1(i) regarding payments of judgments), and (ii) any term, covenant or agreement set forth in Sections 6.22, 7.11, 7.12, 7.14, or 7.16, or 7.18 if such failure shall remain unremedied for 20 days, and (iii) any other term, covenant or agreement in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 20 days after written notice thereof shall have been given to Borrower by Agent or the Required Lenders;

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

          (c) Borrower fails to observe or perform any of the covenants or agreements contained in any other Loan Document, and (unless such default otherwise constitutes a Default pursuant to other provisions of this
     Section 8.1) such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such other Loan Document;

          (d) any material statement, warranty or representation by or on behalf of Borrower contained in this Agreement, the Notes or any other Loan Document or any Borrowing Request, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

          (e) Borrower fails to make when due or within any applicable grace period any payment on any Indebtedness with an unpaid principal balance of over $500,000; or any event or condition occurs under any provision contained in any such obligation or any agreement securing or relating to such obligation (or any other breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of Borrower with unpaid principal balances exceeding, in the aggregate, $500,000;

          (f) Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

          (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (iv) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy reorganization or insolvency proceeding, or (v) take corporate action for the purpose of effecting any of the foregoing;

          (h) an involuntary petition or complaint shall be filed against Borrower seeking bankruptcy or reorganization of Borrower or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or of all or substantially all of its assets;

          (i) Borrower fails within 30 days to pay, bond or otherwise discharge any final judgment or order for payment of money in excess of $250,000 or Borrower fails within 30 days to pay, bond or otherwise discharge final judgments or orders for payment of money which exceed in the aggregate $250,000, or Borrower fails within 30 days to timely appeal or pay, bond or otherwise discharge any judgments or orders for payment of money which exceed, in the aggregate, $250,000 and which Borrower may appeal;

          (j) any default or event of default occurs under any other Indebtedness of Borrower to any Lender;

          (k) any Person levies on, seizes or attaches all or any material portion of the assets of Borrower and within 30 days thereafter Borrower shall not have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets;

          (l) an event or condition specified in Section 7.14 occurs or exists and, as a result of such event or condition, together with all other such events or conditions, Borrower or any Related Person incurs or is reasonably likely to incur a liability to a Plan, a participant or the PBGC (or any combination of the foregoing) that is material in relation to the financial position of Borrower;

          (m) any change in the senior management of Borrower shall occur or any reason other than death or disability;

          (n) Borrower shall cease to be an eligible seller or servicer under the FNMA Guide or the FHLMC Guide, or FNMA or FHLMC shall impose any sanctions upon or take any action to terminate or revoke any servicing of Borrower, or FNMA or FHLMC shall take any action to initiate the transfer of any servicing from Borrower to another Person (including, without limitation, the giving of notice to Borrower that it intends to terminate or transfer any servicing) or FNMA or FHLMC shall seek any judicial relief with respect to Borrower;

          (o) GNMA shall revoke or terminate any servicing of Borrower, or GNMA shall issue a letter of extinguishment under any GNMA guaranty agreement or GNMA shall notify Borrower that it intends to revoke or terminate any servicing of Borrower or issue a letter of extinguishment, or GNMA shall seek any judicial relief with respect to Borrower;

          (p) the Parent shall cease to own beneficially, of record and either directly or indirectly, 100% of the issued and outstanding shares of capital stock of Borrower, or any "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become the "beneficial owner" (as defined in Rule 13d-3 under such act) of more than 50% of the total aggregate voting power of all classes of the voting stock of the Parent and/or warrants or options to acquire such stock, calculated on a fully diluted basis; or

          (q) any provision of this Agreement, the Notes or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of any such document shall be challenged or denied.

8.2  Default Remedies.  Upon the occurrence of an Event of Default, Agent, at
     ----------------
the request of the Required Lenders, provided such Event of Default has not been previously cured by Borrower, may (i) declare each of the Commitments to be terminated and/or declare the entire principal of and all interest accrued on the Notes to be, and the Notes, together with all Obligations, shall thereupon become, forthwith due and payable, without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived and (ii) exercise any other right or remedy available at law or pursuant to any Loan Document. Notwithstanding the foregoing, if an Event of Default specified in
Section 8.1(f), (g), (h) or (p) above occurs, the Commitment of each Lender shall automatically and immediately terminate and the Notes and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Agent or any Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding.

SECTION 9.  AGENT.
            -----

9.1  Authorization and Action.  Each Lender hereby appoints U.S. Bank National
     ------------------------
Association, as Agent under this Agreement and the other Loan Documents and authorizes Agent to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and such other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matter not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement.

9.2  Agent's Reliance, Etc.  Notwithstanding anything to the contrary in this
     ---------------------
Agreement or any other Loan Document, neither Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof;
(b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it or Borrower and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement;

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

(d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower, except receipt of delivery of the items required under the Security Agreement and Sections 4.1, 4.2, and 6.1; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

9.3  Agent and Affiliates.  With respect to its Commitment, the Advances made by
     --------------------
it and the Notes issued to it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and the Affiliates of Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any of its Affiliates, all as if Agent were not Agent and without any duty to account therefor to Lenders.

9.4  Lender Credit Decision.  Each Lender acknowledges that it has,
     ----------------------
independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Sections 5.7 and 6.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, to make its own credit decisions in taking or not taking action under this Agreement.

9.5  Indemnification.  Lenders agree to indemnify Agent (to the extent not
     ---------------
reimbursed by Borrower), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this agreement (including any of same which may result from the negligence, but not gross negligence, of Agent), provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, but subject to the proviso clause of the preceding sentence, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that Agent is not

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

reimbursed for such expenses by Borrower.

9.6  Successor Agent.  Agent may resign at any time by giving written notice
     ---------------
thereof to Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the written consent of Borrower, which consent shall not be unreasonably withheld or delayed, provided that the consent of the Borrower shall not be required if a Default or an Event of Default shall have occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial bank or savings bank organized under the laws of the United States of America or of any State thereof which has a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The appointment of a Successor Agent shall not release the retiring Agent from any liability it may have for any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.7  Right of Inspection.   Agent shall permit any officer, employee or agent of
     -------------------
Borrower or any Lender, upon written request by such party to the Agent, to visit and inspect the premises on which the custodial duties of Agent hereunder are performed at a time which is mutually satisfactory to Agent and such requesting party, and allow such requesting party to examine the books and records of Agent which pertain to such custodial duties, take copies and extracts therefrom, and discuss the performance of such custodial duties with the officers, accountants and auditors of Agent that are responsible therefor, all at such reasonable times and as often as Borrower or any Lender may desire.

9.8 Reports. On the fifth (5th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), Agent shall deliver to each Lender and Borrower (a) a report of the Pledged Mortgage Loans (noting any document exceptions) for the month ended (a "Basic Status Report"); and (b) a report of the Pledged Mortgage Loans shipped to Investors for which Agent has not received the full purchase price in cash (a "Shipped Not Paid Report"). The information on the Basic Status Report and the Shipped Not Paid Report shall be dated as of the end of the immediately preceding month.

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

SECTION 10.    INDEMNIFICATION OF LENDERS
               --------------------------

     10.1   Indemnification.
            ---------------

            (a) Borrower will indemnify and hold harmless Agent, each Lender, and Agent's and each Lender's directors, officers, employees and each Person, if any, who is deemed to control any Lender (any and all whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several (including all losses, claims, damages and liabilities resulting from the negligence, but not the gross negligence of such Indemnified Party, and including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable Federal, state or local law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement any L/C or L/C Agreement, any other Loan Document or any transaction contemplated hereby, including, without limitation, any liability or penalty arising out of any fact or circumstance which causes the representations or warranties set forth in
     SECTION 5 OF THE SECURITY AGREEMENT to be false or incorrect, excepting only losses, claims, damages or liabilities arising from the gross negligence or willful misconduct or fraud of such Indemnified Party.

          (b) Promptly after receipt by an Indemnified Party of notice of any claim or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify Borrower of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve Borrower of its obligations under this
     Section 10.1 with respect to such Indemnified Party, except to the extent that Borrower is actually prejudiced by such failure. Borrower will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of Borrower, to employ counsel separate from counsel for Borrower and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representations by counsel chosen by Borrower not advisable, provided that Borrower shall not be obligated to pay for the fees and expenses of more than one counsel for all Indemnified Parties in respect of a particular controversy. In the event an Indemnified Party appears as a witness in any action or proceeding brought against Borrower or any of its Subsidiaries (or any of its officers, directors or employees) in which an Indemnified Party is not named as a defendant, Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness.

10.2 Limitation of Liability.  Neither any Lender nor the directors, officers,
     -----------------------
agents or employees of any Lender shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for such actions taken or omitted to be taken as constitute gross negligence or willful misconduct on the party of such Lender or its directors, officers, agents or employees.

SECTION 11.    MISCELLANEOUS
               -------------

11.1 Notices.  Any notice or request required or permitted to be given under or
     -------
in connection with this Agreement, the Notes or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail or overnight messenger, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

Borrower:      NVR Mortgage Finance, Inc.
               7601 Lewinsville Road, Suite 302
               McLean, VA  22102
               Attention:  William J. Inman
               Telecopy:  (703) 761-2030

Agent:         U.S. Bank National Association
               U.S. Bank Place
               601 Second Avenue South
               Minneapolis, MN 55402-4302
               Attention:  Kathleen M. Connor
                    Telecopy: (612) 973-0826

Lenders:       The address listed for each Lender
                    on Schedule 1.1(a)


or at such other addresses or to such individual's or department's attention as any party may have furnished the other parties in writing. Any communications so addressed and mailed shall be deemed to be given when so mailed, sent or delivered, except that communications given pursuant to Sections 2.5 and 6.13, Borrowing Requests, Conversion Requests and Agreements to Pledge and communications related thereto shall not be effective until actually received by Agent, a Lender or Borrower, as the case may be, any communication mailed by first class shall be deemed to have been given on the third day following the day it is mailed, any communication sent by rapid transmission shall be deemed to be given when receipt of such

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

transmission is confirmed, and any communication delivered in person shall be deemed to be given when receipted for by, or actually received by, an officer of Borrower, Agent or a Lender, as the case may be.

11.2 Amendments, Etc.
     ---------------

          (a)  In General. Neither this Agreement, any Note or any other Loan
               ----------
     Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.2. With the written consent of the Required Lenders, Agent and Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement, the Notes, or the other Loan Documents to which Borrower is a party or changing in any manner the rights of Lenders or of Borrower hereunder or thereunder or waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents to which Borrower is a party or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall
     (i)(A) waive any condition set forth in Section 4, (B) extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, (C) reduce any fee payable to any Lender under this Agreement, (D) change any Lender's Commitment Amount, (E) amend, modify or waive any provision of this Section 11.2, (F) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (G) waive any Event of Default specified in Section 8.1 (f), (g), (h) or (p),
     (H) amend, supplement or modify the definition of Borrowing, Borrowing Base, Collateral Value, Eligible Gestation Mortgage Loan, Eligible Mortgage Loan, Wet Mortgage Loan, Jumbo Loan, Super Jumbo Loan or Required Lenders or of any component of any thereof, or any provision of Section 2.1 or
     Section 6.12, (I) change the several nature of Lenders' obligations under this Agreement, (J) release any Collateral except as expressly permitted by the Loan Documents, or (K) change any release provision in any Loan Document, in each of the foregoing cases without the written consent of all Lenders, (ii) amend, modify or waive any provision pertaining to Swing Advances without the written consent of Agent, or (iii) amend, modify or waive any provision of Section 4 without the written consent of all Persons then serving or having served as Agent; and provided, further, Borrower and Agent may, without the approval of the Required Lenders, add Additional Lenders pursuant to Section 11.11(c); provided, that such addition does not result in the Total Commitment exceeding $250,000,000. Any such waiver and any such amendment, supplement or modification shall apply equally to each of Lenders and shall be binding upon Borrower, Lenders, Agent and all future holders of the Notes. In the case of the waiver of any Default or Event of Default, Borrower, Lenders and Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b)  Regarding Investors.  Notwithstanding anything in Section 11.2(a)
               -------------------
     to the
     contrary:

               (i) The Required Lenders may, at any time and from time to time, without the consent of Borrower but effective upon thirty (30) days' prior written notice by Agent to Borrower, amend Schedule 1.1(b) to delete any Person which, in the sole discretion of the Required Lenders, is no longer acceptable as an Investor; provided, that (A) any Investor with respect to which any proceeding of the types described in Sections 8.1(g) and (h) has been commenced shall, immediately upon notice to Borrower from Agent or any Lender (with a copy to Agent) be automatically deleted from Schedule 1.1(b) without the necessity for any other action (including prior written notice of any duration to Borrower) by Agent or any lender and (B) upon any Investor being deleted from Schedule 1.1(b), Borrower shall not enter into any new Take-Out Commitments or Repurchase Agreements with such Investor; and

               (ii) At any time and from time to time at the request of Borrower and with the consent of Agent , Schedule 1.1(b) may be supplemented to include any Person not then an Investor which, in the sole discretion of Agent, is acceptable as an Investor.

          (c)  Commitment Amount.  Notwithstanding anything in Section 11.2(a)
               -----------------
to the contrary, Borrower, Agent and any Lender (the "Increasing Lender") may, at any time and from time to time, without the consent of any other Lender or Lenders but by written agreement with notice to each Lender, increase the Commitment Amount of such Increasing Lender for up to one hundred and twenty days; provided, that after giving effect to such increase, the Total Commitment at such time does not exceed the Total Commitment on the Agreement Date by more than $25,000,000.

11.3 Invalidity.  In the event that any one or more of the provisions contained
     ----------
in any Note, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

11.4 Survival of Agreements.  All covenants and agreements herein and in any
     ----------------------
other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of all of the Commitments.

11.5 Renewal, Extension or Rearrangement.  All provisions of this Agreement and
     -----------------------------------
of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or any part of such other Obligations.

11.6 Waivers.  No course of dealing on the part of Agent or any Lender, or any
     -------
of their officers, employees, consultants or agents, nor any failure or delay by Agent or any Lender with

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

respect to exercising any right, power or privilege of Agent or any Lender under the Notes, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 11.2.

11.7 Cumulative Rights.  The rights and remedies of Lenders and Agent under the
     -----------------
Notes, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

11.8 Construction.  THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT IS A
     ------------
CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF MINNESOTA, AS SUCH LAWS ARE NOW IN EFFECT, EXCEPT AS OTHERWISE SPECIFIED HEREIN OR THEREIN, AND, WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO LENDERS AND TO THE EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR ANY NOTE.

11.9 Interest.  Any provisions herein, in any Note, or in any other Loan
     --------
Document, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, no Lender shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that such Lender shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the Person primarily obligated to pay such Note at the time in question. If any construction of this Agreement, any Note or any other Loan Document, or any and all other papers, agreements or commitments indicate a different right given to any Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Agreement, each Note, and all other Loan Documents or other documents executed or delivered in connection herewith shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that any Lender shall ever receive, collect or apply as interest, any sum in excess of the maximum nonusurious rate permitted by applicable law (the "Maximum Rate"), if any, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note or Notes held by such Lender, and if the same be paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, Borrower and each Lender shall, to the maximum extent permitted under the applicable law: (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of such Lender's Note or Notes; provided that if a Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, the Lender holding such Note shall refund to Borrower the amount of such excess.

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If Texas Laws are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Article 5069-1D.001, et seq., Title 79, Texas Revised Civil Statutes, as amended. Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

11.10  Right of Offset.  Borrower hereby grants to Agent, to each Lender and to
       ---------------
any assignee or participation of any Lender a right of offset, to secure the repayment of Obligations, upon any and all monies, securities or other property of Borrower, and the proceeds therefrom now or hereafter held or received by or in transit to such Person, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of Borrower, and any and all claims of Borrower against such Person at any time existing. Upon the occurrence of any Event of Default, such Person is hereby authorized at any time and from time to time, without notice to Borrower, to offset, appropriate, and apply any and all items hereinabove referred to against the Obligations. Notwithstanding anything in this Section
11.10 or elsewhere in this Agreement to the contrary, Agent, Lenders and any assignee or participant of any Lender shall not have any right to offset, appropriate or apply any accounts of Borrower which consist of escrowed funds (except and to the extent of any beneficial interest of Borrower in such escrowed funds) on deposit in accounts which accounts have been identified on the books and records of the Person with whom such accounts are maintained as containing escrowed funds.

11.11  Assignments, Additional Lenders, etc.
       ------------------------------------

          (a)  Assignments and Participations.  All covenants and agreements by
               ------------------------------
     or on behalf of Borrower in the Notes, this Agreement, or any other Loan Document shall bind Borrower's successors and assigns and shall inure to the benefit of Agent and Lenders and their successors and assigns.
     Borrower shall not, however, have the right to assign its rights or obligations under this Agreement or any interest herein, without the prior written consent of Agent and each Lender. Each Lender may assign to one or more Persons all or any part of, and may grant Participations to one or more Persons in all or any part of, its rights and obligations under this Agreement (including without limitation, its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, in respect of each such Participation, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) whether or not such Lender shall remain the holder of any such Note, such Lender shall retain all voting rights with respect to such Note, the Advances thereunder and the Commitment relevant thereto and Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and in connection with any rights or obligation of the holder of any such Note. In the case of an assignment by any Lender, Borrower retains the right to approve the assignment, which approval may not be unreasonably withheld.

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          (b)  Confidentiality.  Any Lender may, in connection with any
               ---------------
     assignment or participation or proposed assignment or participation pursuant to this Section 11.11, disclose to the actual or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided, that prior to any such disclosure, the actual or proposed assignee or participant shall agree to preserve the confidentiality of any information relating to Borrower that has been identified in writing by Borrower to be confidential.

          (c)  Additional Lenders.  From time to time additional lenders may be
               ------------------
     added hereto upon (i) the request of Borrower and the consent of Agent and
     (ii) execution by Borrower, Agent and such additional lenders of a Lender Addition Agreement. Each Lender hereby agrees to execute each Lender Addition Agreement for purposes of acknowledging the terms and provisions thereof.

11.12  Lender Covenants, Representations and Warranties.  Each Lender severally
       ------------------------------------------------
covenants to return its Note or Notes to Borrower upon receipt of its replacement Notes. Each Lender severally represents and warrants that it:

          (a) is either a banking association duly organized and validly existing under the laws of the United States of America or a State therein, or is a Federal savings bank duly organized and validly existing under the laws of the United States of America;

          (b) has the power and authority to own its properties and assets and to transact the business in which it is engaged;

          (c) has the power and requisite authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and will continue to be authorized to so perform; and

          (d) will continuously maintain all components of this Agreement and the other Loan Documents as an official record of such Lender.

11.13  Consent to Jurisdiction.  Borrower hereby agrees that any action or
       -----------------------
proceeding under this agreement or any other Loan Document may be commenced against it in any court of competent jurisdiction SITTING IN HENNEPIN COUNTY OR RAMSEY COUNTY, Minnesota, by service of process upon Borrower by first-class registered or certified mail, return receipt requested, addressed to Borrower at its address last known to Agent. Borrower agrees that any such suit, action, or proceeding arising out of or relating to this agreement or any other Loan Document may be instituted in the courts of the State of Minnesota, or in the United States District Court for the District of Minnesota, sitting, in either case, in Hennepin County or Ramsey County, Minnesota, at the option of any Lender; and Borrower hereby waives any objection to the venue of any such

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suit, action, or proceeding. Nothing herein shall affect the right of each
Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or court.

11.14  Exhibits.  The exhibits attached to this Agreement are incorporated
       --------
herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

11.15  Titles of Articles and Sections.  All titles or headings to articles,
       -------------------------------
sections, or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

11.16  Counterparts. This Agreement may be executed in two or more counterparts,
       ------------
and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

11.17  Rights of Individual Lenders to Take Action.  Notwithstanding any
       -------------------------------------------
provision in the Loan Documents to the contrary, no Lender shall have any right by virtue of (or by availing itself of) any provision of this Agreement or any other Loan Document to institute any action or proceedings at law or in equity or otherwise (excluding any actions in bankruptcy and the exercise of any rights of offset) upon or under or with respect to this Agreement or any other Loan Document or for the appointment of a receiver or for any other remedy unless after an Event of Default has occurred and before Agent has declared in writing that it has been cured or waived, (a) the Required Lenders have (i) made a written request that Agent institute such action or proceeding in its own name as agent under this Agreement and (ii) offered to Agent such reasonable indemnity as it may require against any costs, expenses and liabilities to be incurred therein or thereby, and (b) Agent, for 30 days after its receipt of such request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such request shall have been given to Agent by the Required Lenders. Lenders intend and mutually covenant that no one or more of Lenders or other holders of the Notes shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Lender or to obtain or seek to obtain priority over or preference to any other Lender, or to enforce any right under this Agreement or any other Loan Document, except in the manner provided in this Agreement and for the ratable benefit of all Lenders. For the protection and enforcement of this Section 11.17, Agent and each Lender shall be entitled to such relief as can be given either at law or in equity.

11.18  Entire Agreement.  The Notes, this Agreement, and the other Loan
       ----------------
Documents executed and delivered as of even date herewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no

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unwritten oral agreements among the parties.

11.19  Agreement Regarding Effective Date.  Notwithstanding the date of this
       ----------------------------------
Agreement or any other Loan Document, this Agreement and the other Loan Documents dated as of the date hereof are being executed and delivered on the Agreement Date and each of the terms and provisions of this Agreement and of each of the other Loan Documents shall become effective on the Agreement Date and not prior thereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK
                           SIGNATURE PAGES TO FOLLOW]

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

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the Agreement Date below.


Agreement Date:    September 7, 1999

NVR MORTGAGE FINANCE, INC., as            U.S. BANK, NATIONAL
Borrower                                  ASSOCIATION, as Agent and Lender


By  __________________________            By  _________________________
Its________________________               Its_______________________



THE BANK OF NEW YORK, as Lender           BANK BOSTON, N.A., as Lender


By  __________________________            By  __________________________
Its________________________               Its________________________



CHASE BANK OF TEXAS, NATIONAL             GUARANTY FEDERAL BANK, F.S.B.,
-----      --------
ASSOCIATION, as Lender                    as Lender


By  __________________________            By  __________________________
Its________________________               Its________________________